As filed with the Securities and Exchange Commission on November 8, 2024
        Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EAGLE BANCORP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or Other Jurisdiction of Incorporation or Organization)	6022 (Primary Standard Industrial Classification Code Number)	52-2061461 (I.R.S. Employer Identification Number)
7830 Old Georgetown Road, Third Floor,
Bethesda, Maryland 20814
(301) 986.1800

(Address telephone number of Registrant’s principal executive offices)

Susan G. Riel
President and Chief Executive Officer
Eagle Bancorp, Inc.
7830 Old Georgetown Road, Third Floor,
Bethesda, Maryland 20814
(301) 986.1800
(Name, address and telephone number of agent for service)

Copies to:
Benjamin H. Weiner, Esq.
Sullivan & Cromwell LLP
1700 New York Avenue, NW, Suite 700
Washington, DC 20006
(202) 956-7500

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

The registrant hereby amends this Registration Statement such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

4887-3678-0784 v.3.9

The information in this prospectus is not complete and may be changed. We may not sell securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities nor does it seek an offer to buy these securities in any jurisdiction where offer or sale is not permitted.
Subject to Completion, dated November 8, 2024
Prospectus

Offer to Exchange
Any and All of Its Outstanding 10.00% Senior Notes due 2029
for Notes of the Same Series
That Have Been Registered Under the Securities Act of 1933

The Exchange Offer (as defined below) will expire at 5:00 p.m. (Eastern time) on     , 2024, unless extended or earlier terminated by us (such date and time, as the same may be extended or earlier terminated, the “Expiration Date”).
Upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, Eagle Bancorp, Inc., a Maryland corporation (“Eagle,” “we,” “us” and “our”), is offering to exchange any and all of its 10.00% Senior Notes due 2029 identified under “Title of the Original Notes” in the table below (the “Original Notes”) for a like principal amount of notes of the same series that have been registered under the Securities Act of 1933, as amended (the “Securities Act”), as described under “Title of the Exchange Notes” in the table below (the “Exchange Notes”).

Description of the Original Notes			Description of the Exchange Notes
CUSIP Number	Title of the Original Notes	Principal Amount Outstanding	CUSIP Number	Title of the Exchange Notes
268948 AC0 (Rule 144A) 268948 AD8 (Accredited Investor)	10.00% Senior Notes due 2029	$77,665,000	268948 AE6	10.00% Senior Notes due 2029

We refer to the offer as the “Exchange Offer.” When we use the term “Notes” in this prospectus, the term includes the Original Notes and the Exchange Notes unless otherwise indicated or the context otherwise requires. The terms of the Exchange Offer are summarized below and are more fully described in this prospectus.
The terms of the Exchange Notes are identical to the terms of the Original Notes, except that the transfer restrictions and registration rights applicable to the Original Notes do not apply to the Exchange Notes.
We will accept for exchange any and all Original Notes validly tendered and not validly withdrawn at any time at or prior to the Expiration Date. You may withdraw tenders of Original Notes at any time at or prior to the Expiration Date.
The exchange of Original Notes for Exchange Notes should not be a taxable event for U.S. federal income tax purposes. No public market currently exists for the Original Notes. We do not intend to list the Exchange Notes on any securities exchange and, therefore, no active public market is anticipated.

Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, starting on the date the registration statement, of which this prospectus forms a part, is declared effective and ending on the close of business 90 days after such date, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

You should consider the risk factors beginning on page 8 of this prospectus before you decide whether to participate in the Exchange Offer.
Neither the Securities and Exchange Commission (the “SEC”), any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated     , 2024

TABLE OF CONTENTS
Page
SUMMARY    1
RISK FACTORS    8
CAUTION ABOUT FORWARD-LOOKING STATEMENTS    12
WHERE YOU CAN FIND MORE INFORMATION    15
USE OF PROCEEDS    17
DESCRIPTION OF THE EXCHANGE OFFER    18
DESCRIPTION OF THE EXCHANGE NOTES    27
BOOK-ENTRY; DELIVERY AND FORM    37
CERTAIN U.S. FEDERAL TAX CONSEQUENCES    40
PLAN OF DISTRIBUTION    41
VALIDITY OF EXCHANGE NOTES    42
EXPERTS    42

In making an investment decision regarding the Exchange Offer, you must rely on your own examination of us, the terms of the Exchange Offer and the terms of the Exchange Notes, including the merits and risks involved. You should not consider any information in this prospectus to be legal, business or tax advice. You should consult your own counsel, accountant and other advisors as to legal, tax, business, financial and related aspects of an acquisition of the Exchange Notes.
This prospectus contains summaries of certain documents which we believe are accurate, and it incorporates certain documents and information by reference. We refer you to the actual documents and information for a more complete understanding of what is discussed in this prospectus, and we qualify all summaries by such reference. We will make copies of such documents and information available to you upon request. See “Where You Can Find More Information.” In order to obtain timely delivery of any such materials, you must request information from us no later than five business days prior to the Expiration Date of the Exchange Offer.
Neither Eagle nor the Exchange Agent makes any recommendation as to whether or not holders should exchange their Original Notes in the Exchange Offer.
You should read this entire prospectus (including the information incorporated by reference) and related documents and any amendments or supplements carefully before making your decision to participate in the Exchange Offer.
Holders must tender their Original Notes in accordance with the procedures described under “Description of the Exchange Offer—Procedures for Tendering.”
No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in, or incorporated by reference into, this prospectus, and, if given or made, such information or representation may not be relied upon as having been authorized by Eagle or the Exchange Agent. Neither the delivery of this prospectus nor any exchange hereunder will, under any circumstance, create any implication that the information herein is current as of any time subsequent to the date hereof. You should not assume that the information appearing in this prospectus or any document incorporated by reference is accurate as of any date other
-i-

than the date of the applicable document or dates specified in the applicable document. Our business, financial condition, results of operations and prospects may have changed since those dates.
-i-

SUMMARY
This summary is not complete and does not contain all of the information that you should consider before deciding whether to participate in the Exchange Offer. You should read carefully this entire prospectus, including the information incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2023 (the “Annual Report”) and the other incorporated documents, including in particular the section entitled “Risk Factors” of this prospectus and in such incorporated documents, as well as our consolidated financial statements, incorporated by reference in this prospectus, before deciding whether to participate in the Exchange Offer.
Company Overview
Eagle Bancorp, Inc. is the holding company for EagleBank, Bethesda, Maryland (“EagleBank” or the “Bank”), a Maryland chartered commercial bank which is a member of the Federal Reserve System. We were organized in October 1997 to be the holding company for EagleBank, which commenced operations in July 1998.
EagleBank is headquartered in Bethesda, Maryland, and operates through twelve branch offices, located in Suburban Maryland, Washington, D.C. and Northern Virginia. We focus on building relationships with businesses professions and individuals in our marketplace.
Our common stock is listed on the Nasdaq Capital Market under the symbol “EGBN.”
Our principal executive offices are located at 7830 Old Georgetown Road, Third Floor, Bethesda, Maryland 20814, and our telephone number is 301.986.1800. Our internet address is http://www.eaglebankcorp.com. Our website does not constitute part of, and is not incorporated by reference into, this prospectus.

The Exchange Offer
The following summary contains basic information about the Exchange Offer and is not intended to be complete. It may not contain all the information that is important to you. You should read the full text and more specific details contained elsewhere in this prospectus. For a more complete understanding of the Exchange Offer, you should read the section of this prospectus entitled “Description of the Exchange Offer.”
Issuer    Eagle Bancorp, Inc.

Original Notes     $77,665,000 aggregate principal amount of 10.00% Senior Notes due 2029 that are not registered under the Securities Act and are subject to certain transfer restrictions and registration rights and additional interest upon failure by us to fulfill our obligations under the registration rights agreement, dated September 30, 2024. On     , 2024, we are initiating an offer to exchange these Original Notes for a like principal amount of Notes, which we refer to as the “Exchange Notes,” that have been registered under the Securities Act. The terms of the Original Notes are identical in all material respects to the terms of the Exchange Notes, except that the Exchange Notes are registered under the Securities Act and generally are not subject to transfer restrictions, registration rights or additional interest provisions.

Exchange Notes     10.00% Senior Notes due 2029. The terms of the Exchange Notes are identical in all material respects to the terms of the Original Notes, except that the Exchange Notes are registered under the Securities Act and generally are not subject to transfer restrictions, registration rights or additional interest provisions.

Exchange Offer     We are offering to exchange $1,000 principal amount of our Exchange Notes due 2029, for each $1,000 principal amount of our Original Notes due 2029. Currently, there is $77,665,000 in aggregate principal amount of Original Notes outstanding. Original Notes may be exchanged only in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Exchange Notes will be issued only in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Subject to the terms of this exchange offer, we will exchange Exchange Notes for all of the Original Notes that are validly tendered and not withdrawn prior to the expiration of this Exchange Offer. In order to exchange an Original Note, you must follow the required procedures and we must accept the Original Note for exchange. We will issue Exchange Notes in exchange for corresponding Original Notes in this exchange offer, if consummated, promptly upon the expiration of this Exchange Offer.

Expiration Date     This Exchange Offer will expire at 5 p.m., Eastern time, on     , 2024, unless we extend it. We may extend the expiration date for any reason. We do not currently intend to extend the Expiration Date.

Sale of Exchange Notes     Based on interpretive letters of the SEC staff to third parties, we believe that you may offer for sale, sell and otherwise transfer the Exchange Notes issued pursuant to the Exchange Offer without compliance with the registration and prospectus delivery provisions of the Securities Act if you:

•acquire the Exchange Notes in the ordinary course of your and any beneficial owner’s business;

•are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes issued in the Exchange Offer;

•are not an “affiliate” of ours, as defined in Rule 405 under the Securities Act; and

•are not a broker-dealer that acquired the Original Notes from us or in market-making transactions or other trading activities.

By tendering your Notes as described in “Description of the Exchange Offer,” you will be making representations to this effect. If you fail to satisfy any of these conditions, you cannot rely on the position of the SEC set forth in the interpretive letters referred to above and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a sale of the Exchange Notes.

If you are a broker-dealer that acquired Original Notes as a result of market-making or other trading activities, you must comply with the prospectus delivery requirements of the Securities Act in connection with sales of the Exchange Notes, as described in this summary under “Restrictions on Sales by Broker-Dealers” below. If you are an affiliate of ours and hold Original Notes, you must comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable to you.

As noted above, we base our belief on interpretations by the SEC staff in no-action letters issued to other issuers in exchange offers like ours. We cannot guarantee that the SEC would make a similar decision about our exchange offer. If our belief is wrong, you could incur liability under the Securities Act. We will not protect you against any loss incurred as a result of this liability under the Securities Act.

Restrictions on Sales by Broker-Dealers     If you are a broker-dealer that has received Exchange Notes for your own account in exchange for Original Notes that were acquired as a result of market-making or other trading activities, you must acknowledge that you will deliver a prospectus meeting the requirements of the Securities Act in connection with any sale of the Exchange Notes. A broker-dealer may use this prospectus for sales of Exchange Notes for a period ending 90 days from the date the Registration Statement becomes effective.

Withdrawal of Tenders     You may withdraw the tender of your Original Notes at any time prior to the Expiration Date.

Tax Consequences     The exchange of Original Notes for Exchange Notes in this exchange offer generally should not be a taxable event for U.S. federal income tax purposes. See “Certain U.S. Federal Tax Consequences.” We do not provide legal or tax advice hereby. You should consult your own tax advisor to determine the U.S. federal, state, local and other tax consequences of an investment in the notes based upon your particular facts and circumstances.

Conditions to the Exchange Offer     This Exchange Offer is subject to customary conditions, which we may assert or waive. See “The Exchange Offer.”

Procedures for Tendering     For a holder to validly tender Original Notes pursuant to the Exchange Offer, such holder must, at or prior to the Expiration Date:

• transmit a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal, to the Exchange Agent (as defined below) at the address listed in this prospectus; or
• if Original Notes are tendered in accordance with the book-entry procedures described in this prospectus, the tendering holder must transmit an Agent’s Message (as defined below) to the Exchange Agent.

    If you are a beneficial holder of Original Notes that are registered in the name of your broker, dealer, commercial bank, trust company or other nominee, and you wish to tender in the Exchange Offer, you should promptly contact the person in whose name your Original Notes are registered and instruct that nominee to tender on your behalf. See “Description of the Exchange Offer—Procedures for Tendering.” By signing or agreeing to be bound by the accompanying letter of transmittal, you will represent, among other things, that:

•you are not an affiliate of ours or, if you are an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable in connection with the resale of the Exchange Notes;
•you are acquiring the Exchange Notes in the ordinary course of your business;
• you are not participating, do not intend to participate, and have no arrangement or understanding with anyone to participate, in the distribution (within the meaning of the Securities Act) of the Exchange Notes;
• you are not a broker-dealer that purchased any of the Original Notes from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act; and
• if you are a broker-dealer that will receive Exchange Notes for your own account in exchange for Original Notes that were acquired as a result of market-making activities or other trading activities, you will deliver a prospectus (or to the extent permitted by law, make available a prospectus to purchasers) in connection with any resale of such Exchange Notes. For further information regarding resales of the Exchange Notes by broker-dealers, see the discussion under the caption “Plan of Distribution.”

Consequences of Failure to Exchange     If you are eligible to participate in the Exchange Offer and you do not tender your Original Notes, you will not have any further registration or exchange rights (subject to certain very limited exceptions) and your Original Notes will continue to be subject to the existing transfer restrictions after the expiration date. These transfer restrictions and the availability of the Exchange Notes could adversely affect the trading market for your notes.

Use of Proceeds     We will not receive any proceeds from the exchange of Notes pursuant to the Exchange Offer. See “Use of Proceeds.”

Exchange Agent     Wilmington Trust, National Association is the exchange agent for this Exchange Offer. The address and telephone number of the exchange agent are set forth under “The Exchange Offer.” Wilmington Trust, National Association is also the trustee under the Indenture governing the Notes, dated September 30, 2024, by and between Eagle and the Exchange Agent (the “Indenture”).

Risk factors    See “Risk Factors” included herein for a discussion of factors you should carefully consider before deciding to participate in the Exchange Offer.

The Exchange Notes

    The terms of the Exchange Notes are identical in all material respects to the terms of the Original Notes, except that the Exchange Notes generally will not contain terms with respect to transfer restrictions, registration rights or additional interest upon a failure to fulfill certain of our obligations under the registration rights agreement. The Exchange Notes will evidence the same debt as the Original Notes. The Exchange Notes will be governed by the same Indenture under which the Original Notes were issued.

    The summary below describes the principal terms of the Exchange Notes. You should carefully review the “Description of the Exchange Notes” section of this prospectus, which contains a more detailed description of the terms and conditions of the Exchange Notes. For purposes of the summary below, the terms “we,” “our,” “us,” and “Eagle” refer only to Eagle Bancorp, Inc. and not to any of its subsidiaries.

Issuer    Eagle Bancorp, Inc.

Senior Notes     $77,665,000 aggregate principal amount of 10.00% Senior Notes due 2029.

Interest Rate    10.00% per annum.

Maturity Date    September 30, 2029.

Interest Payment Dates    March 30 and September 30 of each year, beginning on March 30, 2025.

No Guarantees     The Exchange Notes are not guaranteed by any of our subsidiaries.

Security and Ranking    The Exchange Notes will be unsecured and will rank equally and ratably with the unsecured senior indebtedness of Eagle Bancorp, Inc. The Exchange Notes will be effectively subordinated to Eagle Bancorp, Inc.’s secured indebtedness, to the extent of the value of the collateral securing such indebtedness, and will be structurally subordinated to the indebtedness and other liabilities and preferred equity of our subsidiaries.

Restrictive Covenants     The Indenture, among other things, restricts our ability to dispose of, grant a security interest in or issue shares of voting stock of any principal subsidiary bank (including EagleBank) and to transfer our assets substantially as an entirety or merge into or consolidate with any person, without satisfying the conditions described in the section entitled “Description of the Exchange Notes.” These covenants are subject to a number of important qualifications and limitations.

Optional Redemption     The Exchange Notes are not subject to redemption at the option of Eagle prior to the Maturity Date.

Form and Denominations    The Exchange Notes will be issued in fully registered book-entry form without coupons and in authorized denominations of $2,000 and integral multiples of $1,000 in excess thereof. These global securities will be deposited with or on behalf of DTC and registered in the name of a nominee of DTC.

Future Issuances     The Exchange Notes will initially be limited to an aggregate principal amount of $77,665,000. We may from time to time, without notice to or consent of holders, increase the aggregate principal amount of the Exchange Notes outstanding by issuing additional notes in the future with the same terms as the Exchange Notes, except for the issue date and offering price and, if applicable, the initial interest payment date and the initial interest accrual date, and such additional notes shall form a single series with the Exchange Notes, provided that such additional notes are fungible with the Exchange Notes for U.S. federal income tax purposes.

Risk Factors    An investment in the Exchange Notes as a result of participation in the Exchange Offer involves substantial risk. See “Risk Factors” for a discussion of factors you should carefully consider before deciding to invest in the Exchange Notes.

Absence of a Public Market for the Notes    There can be no assurance that a market for the Exchange Notes will develop or as to the liquidity of any market that may develop. See “Risk Factors” and “Plan of Distribution.”

Indenture Trustee     Wilmington Trust, National Association.

Tax Consequences     See “Certain U.S. Federal Tax Consequences.” You should consult your own tax advisor to determine the U.S. federal, state, local and other tax consequences of an investment in the notes.

Governing Law    The Indenture is and the Exchange Notes will be governed by the laws of the State of New York.

RISK FACTORS
An investment in the Exchange Notes involves risk. Prior to making a decision about investing in the Exchange Notes, and in consultation with your own financial and legal advisors, you should carefully consider the following risk factors regarding the Exchange Notes and the Exchange Offer, as well as the risk factors and the regulatory update information incorporated by reference in this prospectus from the Annual Report, under the heading “Risk Factors,” and other filings we have made or may make from time to time with the SEC. You should also refer to the other information in this prospectus, including our financial statements and the related notes incorporated by reference into this prospectus. Additional risks and uncertainties that are not yet identified may also materially harm our business, operating results and financial condition and could result in a loss of your investment.
Risks Related to Non-Participation in the Exchange Offer
The Original Notes are subject to transfer restrictions.
The Exchange Notes will be registered pursuant to a registration statement filed with the SEC of which this prospectus forms a part. On the other hand, we have not registered the Original Notes under the Securities Act. Consequently, the Original Notes may not be offered or sold in the United States unless they are registered or transferred pursuant to an exemption from registration under the Securities Act. As a result, holders of the Original Notes who do not participate in the Exchange Offer will face additional restrictions on the resale of their Original Notes as compared to the Exchange Notes, and such holders may not be able to sell their Original Notes at the time they wish or at prices acceptable to them. In addition, we do not anticipate that we will register the Original Notes under the Securities Act and, if you are eligible to exchange your Original Notes in the Exchange Offer and do not exchange your Original Notes in the Exchange Offer, you will no longer be entitled to have those Original Notes registered under the Securities Act pursuant to the Registration Rights Agreement, subject to limited exceptions.
The liquidity of any trading market that currently exists for the Original Notes may be adversely affected by the Exchange Offer, and holders who fail to participate in the Exchange Offer may find it more difficult to sell their Original Notes after the Exchange Offer is completed.
To the extent tenders of Original Notes for exchange in the Exchange Offer are accepted by us and the Exchange Offer is completed, the trading market for the Original Notes that remain outstanding following the completion of the Exchange Offer may be significantly more limited. The remaining Original Notes may command lower prices than comparable issues of securities with greater market liquidity and, if they currently qualify for inclusion in certain indices, may no longer qualify for inclusion. Reduced market values and reduced liquidity may also make the trading prices of the remaining Original Notes more volatile. As a result, the market prices for the Original Notes that remain outstanding after the completion of the Exchange Offer may be adversely affected as a result of the Exchange Offer.
Certain credit ratings for the Original Notes may be withdrawn following the Exchange Offer.
Certain credit ratings on the unexchanged Original Notes may be withdrawn after the completion of the Exchange Offer, which could materially adversely affect the market price and liquidity for the unexchanged Original Notes.
Risks Related to Participation in the Exchange Offer
The Exchange Offer may be cancelled or delayed.
The consummation of the Exchange Offer is subject to, and conditional upon, the satisfaction or waiver of the conditions discussed under “Description of the Exchange Offer—Conditions to the Exchange Offer.” We may, at our option and in our sole discretion, waive any such conditions. Even if the Exchange Offer is completed, the Exchange Offer may not be completed on the schedule described in this prospectus.

Accordingly, holders participating in the Exchange Offer may have to wait longer than expected to receive their Exchange Notes, during which time such holders will not be able to effect transfers of their Original Notes tendered for exchange.
Your tender of Original Notes may not be accepted if the applicable procedures for the Exchange Offer are not followed.
We will exchange the Exchange Notes for your Original Notes only if you tender your Original Notes and deliver properly completed documentation for the Exchange Offer and if your Original Notes are accepted for exchange pursuant to the Exchange Offer. Holders of Original Notes are responsible for complying with all of the procedures for tendering Original Notes for exchange. If the instructions are not strictly complied with, the letter of transmittal or the Agent’s Message (as defined below), as applicable, may be rejected. See “Description of the Exchange Offer—Procedures for Tendering” for a description of the procedures to be followed to tender your Original Notes.
You should allow sufficient time to ensure delivery of the necessary documents. None of us, the Exchange Agent or any other person is under any duty to give notification of defects or irregularities with respect to the tenders of the Original Notes for exchange.
Risks Related to the Exchange Notes
The Exchange Notes will be effectively subordinated to any secured debt and structurally subordinated to any liabilities and preferred equity of our subsidiaries.
The Exchange Notes are our general unsecured and unsubordinated obligations. Accordingly, the Exchange Notes will rank senior in right of payment to any future indebtedness that is expressly subordinated in right of payment to the Exchange Notes, equal in right of payment to our existing and future indebtedness that is not subordinated, junior in right of payment to any future secured indebtedness to the extent of the value of the assets securing such indebtedness, and structurally junior to all existing and future indebtedness and other liabilities and any preferred equity of our subsidiaries. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure debt will be available to pay obligations on the Exchange Notes only after such secured debt, if any, has been repaid in full from these assets. There may not be sufficient assets remaining to pay any or all amounts due on Exchange Notes then outstanding.
As of September 30, 2024, our subsidiaries had approximately $10.1 billion of indebtedness and other liabilities (including deposits) outstanding and no preferred equity outstanding.
Our ability to make distributions in respect of our securities may be limited.
Our ability to pay interest on our debt will depend largely upon the ability of the Bank, Eagle’s principal operating subsidiary, to declare and pay dividends to Eagle, whin in turn depends upon the Bank’s earnings, financial condition and need for funds, as well as laws, regulations and governmental policies applicable to the Bank, which limit the amount of distributions that may be made. In addition to the minimum CET1, Tier 1, leverage ratio and total capital ratios, the Bank must maintain a capital conservation buffer consisting of additional CET1 capital greater than 2.5% of risk-weighted assets above the required minimum risk-based capital levels in order to avoid limitations on paying dividends.
The Exchange Notes do not restrict our ability to incur additional debt or prohibit us from taking other action that could negatively impact holders of the Exchange Notes.
The Indenture does not limit the amount of debt that we may incur. The Indenture does not contain any financial covenants or other provisions that would afford the holders of the Exchange Notes any substantial protection in the event we participate in a highly leveraged transaction. In addition, the Indenture does not limit our ability to pay dividends, make distributions or repurchase shares of our common stock. Any such transaction could adversely affect you and, in particular, could limit our ability to make payments on the Exchange Notes.

Our financial performance and other factors could adversely impact our ability to make payments on the Exchange Notes.
Our ability to make scheduled payments with respect to our debt, including the Exchange Notes, will depend on our financial and operating performance, which, in turn, is subject to prevailing economic conditions and to financial, business and other factors beyond our control. Our historical financial results have been, and we anticipate that our future financial results will be, subject to fluctuations. We cannot assure you that our business will generate sufficient cash flow from our operations or that future financing will be available to us in an amount sufficient to enable us to service our debt, including the Exchange Notes.
The trading market for the Exchange Notes may be limited.
We do not intend to apply for the listing of the Exchange Notes on any securities exchange or to have the Exchange Notes quoted on a quotation system. The Exchange Notes will be a new issue of securities for which there is currently no market. If an active trading market does not develop or is not maintained for the Exchange Notes, holders of the Exchange Notes may not be able to resell the Exchange Notes at a particular time at all or at prices acceptable to them. The liquidity of any trading market for, and future trading prices of, the Exchange Notes will depend on many factors, including, among other things, the number of holders of the Exchange Notes, our financial condition, liquidity, results of operations and prospects, prevailing interest rates, changes in our credit rating or outlook, the market for similar securities and the overall securities market, and may be adversely affected by unfavorable changes in these factors. Therefore, no assurance can be given as to the liquidity of any trading market for the Exchange Notes.
The holders of the Exchange Notes are exposed to the consequences of denomination in a minimum specified denomination plus a higher integral multiple.
The Exchange Notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof. As is the case with any issue of debt securities that have a denomination consisting of a minimum specified denomination plus a higher integral multiple of another smaller amount, it is possible that the Exchange Notes may be traded in amounts in excess of $2,000 that are not integral multiples of $2,000. In such a case, a holder of the Exchange Notes who, as a result of trading such amounts, holds a principal amount of less than the minimum specified denomination in its account with the participant to whose account the noteholder’s interest in the Exchange Notes is credited at the relevant time may not receive a certificated note in respect of such holding (should certificated Exchange Notes be printed) and would need to purchase a principal amount of Exchange Notes such that its holding amounts to at least the minimum specified denomination.
Ratings of the Exchange Notes may not reflect all risks of an investment in the Exchange Notes.
We expect that the Exchange Notes will be rated initially by at least one nationally recognized statistical rating organization. The ratings of our Exchange Notes will primarily reflect our financial strength and will change in accordance with the rating of our financial strength. Any rating is not a recommendation to purchase, sell or hold any particular security, including the Exchange Notes. These ratings do not comment as to market prices or suitability for a particular investor. The ratings of the Exchange Notes may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or market prices of, your Exchange Notes. In addition, ratings at any time may be lowered, placed on negative outlook or watch or withdrawn in their entirety. Any ratings downgrade could increase our cost of borrowing or require certain actions to be performed to rectify such a situation.
An increase in market interest rates could result in a decrease in the value of the Exchange Notes.
In general, as market interest rates rise, debt securities bearing interest at a fixed rate decline in value because the premium, if any, over market interest rates will decline. Consequently, if market interest rates increase, the market price of the Exchange Notes may decline. We cannot predict the future level of market interest rates.

If you are able to resell your Exchange Notes, many other factors may affect the price you receive, which may be lower than you believe to be appropriate.
If you are able to resell your Exchange Notes, the price you receive will depend on many other factors that may vary over time, including:
•our historical and anticipated results of operations, liquidity and financial condition;
•analysts’ expectations of our future results of operations, liquidity or financial condition or the prospects for our industry in general;
•the amount of debt we have outstanding;
•the market for similar securities;
•market interest rates;
•the liquidity of the market in which the Exchange Notes trade;
•the redemption and repayment features of the Exchange Notes; and
•the time remaining to maturity of your Exchange Notes.
As a result of these factors, you may not be able to sell your Exchange Notes at a particular time at all or may only be able to sell your Exchange Notes at a price below that which you believe to be appropriate.

CAUTION ABOUT FORWARD-LOOKING STATEMENTS
This prospectus contains or incorporates by reference forward looking statements. These forward looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections and statements of our beliefs concerning future events, business plans, objectives, expected operating results and the assumptions upon which those statements are based. Forward looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements and are typically identified with words such as “may,” “will,” “can,” “anticipates,” “believes,” “expects,” “plans,” “outlook,” “estimates,” “potential,” “assume,” “probable,” “possible,” “continue,” “should,” “could,” “would,” “strive,” “seeks,” “deem,” “projections,” “forecast,” “consider,” “indicative,” “uncertainty,” “likely,” “unlikely,” “likelihood,” “unknown,” “attributable,” “depends,” “intends,” “generally,” “feel,” “typically,” “judgment,” “subjective” and similar words or phrases. These forward looking statements are based largely on our expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond our control. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward looking statements.
The following factors, among others, could cause our financial performance to differ materially from that expressed in such forward looking statements:
•Changes in the general economic, political, social and health conditions, including the macroeconomic and other challenges and uncertainties resulting from the effects of pandemics and natural disasters;
•The timely development of competitive new products and services and the acceptance of these products and services by new and existing customers;
•The willingness of customers to substitute competitors’ products and services for our products and services;
•Our management of liquidity risks in our operations, including, but not limited to, risks related to customer deposits, deposits in excess of the Federal Deposit Insurance Corporation (“FDIC”) insurance coverage limits, access to capital markets and securities and market values;
•The effect of acquisitions we may make, including, without limitation, the failure to achieve the expected revenue growth and/or expense savings from such acquisitions;
•Our management of risks inherent in our real estate loan portfolio, and the risk of a prolonged downturn in the real estate market, which could impair the value of, and our ability to sell, properties which stand as collateral for loans we make;
•Our decision to cease originating residential mortgages;
•The growth and profitability of noninterest or fee income being less than expected;
•Changes in the level of our nonperforming assets and charge-offs;
•Changes in consumer spending and savings habits;
•The impact of climate change or government action and societal responses to climate change;
•Difficulty recruiting or retaining successful bankers, executive officers or other key personnel;

•Changing bank regulatory conditions, policies or programs, whether arising as new legislation or regulatory initiatives, that could lead to restrictions on activities of banks generally, or our subsidiary bank in particular, more restrictive regulatory capital requirements, increased costs, including deposit insurance premiums, regulation or prohibition of certain income producing activities or changes in the secondary market for loans and other products;
•The impact of changes in financial services policies, laws and regulations, including laws, regulations and policies concerning taxes, banking, securities and insurance and the application thereof by regulatory bodies;
•The effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System (“Federal Reserve Board,” “Federal Reserve” or “FRB”), inflation, interest rate, market and monetary fluctuations;
•Results of examinations of us by our regulators, including the possibility that our regulators may, among other things, require us to increase our allowance for credit losses, to write-down assets, to hold more capital or to incur costs to remediate supervisory findings;
•The effects or impact of any litigation, government investigation (whether criminal or civil), regulatory proceeding, including enforcement proceedings and any possibly resulting fines, judgments, expenses or restrictions on our business activities;
•Unanticipated regulatory or judicial proceedings;
•The effect of changes in accounting policies and practices, as may be adopted from time-to-time by bank regulatory agencies, the SEC, the Public Company Accounting Oversight Board (“PCAOB”) or the Financial Accounting Standards Board (“FASB”);
•Cybersecurity breaches, threats, and cyber-fraud that cause EagleBank to sustain operational disruption, privacy breaches or financial losses;
•Technological and social media changes;
•Our management of risks inherent in the use of statistical and quantitative data and modeling;
•The strength of the United States economy, in general, and the strength of the local economies in which we conduct operations;
•Geopolitical conditions, including acts or threats of terrorism, actions taken by the United States or other governments in response to acts or threats of terrorism and/or military conflicts, which could impact business and economic conditions in the United States and abroad; and
•The factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023.
    If one or more of the factors affecting our forward looking information and statements changes, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward looking information and statements contained in this prospectus, and in the information incorporated by reference herein. You should not place undue reliance on our forward looking information and statements. We will not update the forward looking statements to reflect actual results or changes in the factors affecting the forward looking statements.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly, and current reports, proxy statements and other information with the SEC. You can access the electronic versions of these filings on the SEC’s internet website found at http://www.sec.gov. You may also obtain free copies of the documents we have filed with the SEC (other than exhibits to such documents unless we specifically incorporate by reference an exhibit in this prospectus) by contacting the Corporate Secretary, Eagle Bancorp, Inc., 7830 Old Georgetown Road, Third Floor, Bethesda, Maryland 20814, telephone 301.986.1800, or from our internet website at http://www.eaglebankcorp.com. Websites that are cited or referred to in this prospectus do not constitute part of, and are not incorporated by reference in, this prospectus or any accompanying prospectus supplement.
We have filed with the SEC a registration statement on Form S-4 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement through the SEC’s internet website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus from the documents listed below that we have previously filed with the SEC. This means that we can disclose important information to you by referring you to another document without restating that information in this document. Any information incorporated by reference into this prospectus is considered to be part of this prospectus from the date we file that document. Any reports filed by us with the SEC on or after the date of this prospectus that are incorporated by reference will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.
We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents, or information deemed to have been furnished and not filed in accordance with SEC rules):
(a)Our Annual Report on Form 10-K for the year ended December 31, 2023, filed on February 29, 2024, including the information specifically incorporated by reference from our definitive Proxy Statement for Eagle’s 2024 Annual Meeting of Shareholders filed on April 3, 2024;
(b)Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2024, filed on May 3, 2024; the quarter ended June 30, 2024, filed on August 8, 2024; and the quarter ended September 30, 2024, filed on November 7, 2024; and
(c)Our Current Reports on Form 8-K filed on March 28, 2024, May 17, 2024, June 28, 2024, July 30, 2024 (Item 5.02 only), August 16, 2024 (Item 5.02 only), and October 1, 2024 (Items 1.01 and 2.03 only).
In addition, all documents that we file with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act (i) after the date of the registration statement and prior to the effectiveness of the registration statement and (ii) on or after the date of this prospectus and prior to the termination of the offering also will be deemed to be incorporated by reference. These additional documents will be deemed to be incorporated by reference, and to be a part of, this prospectus from the date of their filing. These documents include proxy statements and periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and, to the extent they are considered filed, Current Reports on Form 8-K. Information incorporated by reference from later filed documents supersedes information that is included in this prospectus or any applicable prospectus supplement or is incorporated by reference from earlier documents, to the extent that they are inconsistent.
You can obtain any of the documents incorporated by reference in this document through us, or from the SEC through the SEC’s website at www.sec.gov. You may also request a copy of any of the documents referred to above, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by contacting Eagle in writing or by telephone at:
Eagle Bancorp, Inc.
7830 Old Georgetown Road, Third Floor,
Bethesda, Maryland 20814
(301) 986-1800
Attention: Corporate Secretary
We have not authorized anyone to provide you with information that is different from what is contained in this prospectus.

USE OF PROCEEDS
We will not receive any cash proceeds from the exchange of the Exchange Notes for Original Notes in connection with the Exchange Offer. Original Notes that are validly tendered and exchanged will be cancelled. Accordingly, the Exchange Offer will not result in any increase in our outstanding indebtedness or in the outstanding principal amount of the Notes.

DESCRIPTION OF THE EXCHANGE OFFER
Purpose of the Exchange Offer
In connection with the consummation of the private placement relating to the Original Notes, we entered into the Registration Rights Agreement with the purchasers of the Original Notes. Pursuant to the Registration Rights Agreement, we agreed to: (i) file a registration statement with the SEC relating to the Exchange Offer within 60 days of September 30, 2024 (the “Original Notes Settlement Date”) to exchange the Original Notes for the Exchange Notes; and (ii) use commercially reasonable efforts to cause such registration statement to become effective no later than 120 days after the Original Notes Settlement Date, (iii) in connection with the foregoing, use commercially reasonable efforts to file (A) all pre-effective amendments to such registration statement as may be necessary in order to cause such registration statement to become effective, (B) if applicable, a post-effective amendment to such registration statement pursuant to Rule 430A under the Securities Act and (C) all necessary filings in connection with the registration and qualification of the Exchange Notes to be made under the state securities or blue sky laws of such jurisdictions as are necessary to permit consummation of the Exchange Offer, and (iv) upon the effectiveness of such registration statement, commence the Exchange Offer.
The Exchange Offer is not being made to holders of the Original Notes in any jurisdiction where the exchange would not comply with the securities or blue sky laws of such jurisdiction. A copy of the Registration Rights Agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information.”
Each broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes, where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See “Plan of Distribution.”
Terms of the Exchange Offer
Upon the terms and subject to the conditions described in this prospectus and the accompanying letter of transmittal, we will accept for exchange Original Notes that are properly tendered at or prior to the Expiration Date and not validly withdrawn as permitted below. We will exchange a like principal amount of Exchange Notes for the principal amount of the Original Notes tendered under the Exchange Offer.
As of the date of this prospectus, $77,665,000 aggregate principal amount of the Original Notes is outstanding. The Original Notes were issued under the Indenture.
Our obligation to accept Original Notes for exchange in the Exchange Offer is subject to the conditions described below under “—Conditions to the Exchange Offer.” We reserve the right to extend the period of time during which the Exchange Offer is open. We may, subject to applicable law, elect to extend the Expiration Date if less than 100% of the Original Notes not held by our affiliates are tendered or if any condition to consummation of the Exchange Offer has not been satisfied or waived as of the Expiration Date and it is likely that such condition will be satisfied after such date. In addition, in the event of any material change to the Exchange Offer, we will extend the period of time during which the Exchange Offer is open as necessary so that at least five business days remain until the Expiration Date following notice of such material change. In the event of such extension, and only in such event, we may delay acceptance for exchange of any Original Notes by giving written notice of the extension to the holders of the Original Notes as described below. During any extension period, all Original Notes previously tendered will remain subject to the Exchange Offer and may be accepted for exchange by us. Any Original Notes not accepted for exchange will be returned to the tendering holder promptly after the expiration or termination of the Exchange Offer.
Original Notes may be tendered only in principal amounts equal to authorized denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Subject to applicable law, we reserve the right to amend or terminate the Exchange Offer, and not to accept for exchange any Original Notes not previously accepted for exchange, upon the occurrence of any of the conditions of the Exchange Offer specified below under “—Conditions to the Exchange Offer.” We will give written notice of any extension, amendment, non-acceptance or termination to the holders of the Original Notes as promptly as practicable. Such notice, in the case of any extension, will be issued by means of a press release or other public announcement no later than 9:00 a.m. (Eastern time) on the next business day after the previously scheduled Expiration Date.
Our acceptance of the tender of Original Notes by a tendering holder will form a binding agreement upon the terms and subject to the conditions provided in this prospectus and the accompanying letter of transmittal.
Absence of Dissenters’ Rights of Appraisal
Holders of the Original Notes do not have any dissenters’ rights of appraisal in connection with the Exchange Offer.
Procedures for Tendering
Except as described below, a holder tendering Original Notes must, at or prior to the Expiration Date:
•transmit a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal, to the Exchange Agent, at the address listed below under the heading “—Exchange Agent;” or
•if Original Notes are tendered in accordance with the book-entry procedures described below, the tendering holder must transmit an Agent’s Message (as defined below) to the Exchange Agent.
Transmittal will be deemed made only when actually received or confirmed by the Exchange Agent.
In addition, at or prior to the Expiration Date, the Exchange Agent must receive:
•certificates for the Original Notes; or
•a timely confirmation of book-entry transfer of the Original Notes into the Exchange Agent’s account at DTC, the book-entry transfer facility.
The term “Agent’s Message” means a computer-generated message, transmitted by DTC to, and received by, the Exchange Agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant that such participant has received and agrees to be bound by, and makes the representations and warranties contained in, the letter of transmittal and that we may enforce the letter of transmittal against such participant.
The method of delivery of Original Notes, letters of transmittal and all other required documents is at your election and risk. If delivery is by mail, we recommend that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. You should not send letters of transmittal or Original Notes to anyone other than the Exchange Agent.
If you are a beneficial owner whose Original Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and wish to tender, you should promptly instruct the registered holder to tender on your behalf. Any registered holder that is a participant in DTC’s book-entry transfer facility system may make book-entry delivery of the Original Notes by causing DTC to transfer the Original Notes into the Exchange Agent’s account.
Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed unless the Original Notes surrendered for exchange are tendered:

•by a registered holder of the Original Notes that has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or
•for the account of an “eligible institution.”
If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantees must be by an “eligible institution.” An “eligible institution” is a financial institution, including most banks, savings and loan associations and brokerage houses, that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program.
We will reasonably determine all questions as to the validity, form and eligibility of Original Notes tendered for exchange and all questions concerning the timing of receipts and acceptance of tenders. These determinations will be final and binding.
We reserve the right to reject any particular Original Note not properly tendered, or any acceptance that might, in our judgment, be unlawful. We also reserve the right to waive any defects or irregularities with respect to the form of, or procedures applicable to, the tender of any particular Original Note at or prior to the Expiration Date. Unless waived, any defects or irregularities in connection with tenders of Original Notes must be cured at or prior to the Expiration Date. Neither we, the Exchange Agent nor any other person will be under any duty to give notification of any defect or irregularity in any tender of Original Notes. Neither we, the Exchange Agent nor any other person will incur any liability for failing to give notification of any defect or irregularity.
If the letter of transmittal is signed by a person other than the registered holder of Original Notes, the letter of transmittal must be accompanied by a physical certificate representing the Original Notes endorsed by the registered holder or written instrument of transfer or exchange in satisfactory form, duly executed by the registered holder, in either case with the signature guaranteed by an eligible institution. In addition, in either case, the original endorsement or the instrument of transfer must be signed exactly as the name of any registered holder appears on the Original Notes.
If the letter of transmittal or any Original Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless waived by us, proper evidence satisfactory to us of their authority to so act must be submitted.
By signing or agreeing to be bound by the letter of transmittal, each tendering holder of Original Notes will represent, among other things, that:
•it is not an affiliate of ours or, if an affiliate of ours, will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable in connection with the resale of the Exchange Notes;
•the Exchange Notes will be acquired in the ordinary course of its business;
•it is not participating, does not intend to participate, and has no arrangement or understanding with anyone to participate, in the distribution (within the meaning of the Securities Act) of the Exchange Notes;
•it is not a broker-dealer that purchased any of the Original Notes from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act; and
•if such holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Original Notes that were acquired as a result of market-making activities or other trading activities, that it will deliver a prospectus (or to the extent permitted by law, make available a prospectus to purchasers) in connection with any resale of such Exchange Notes.

Each broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes, where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See “Plan of Distribution.”
Acceptance of Original Notes for Exchange; Delivery of Exchange Notes
Upon satisfaction of all of the conditions to the Exchange Offer, we will accept, promptly after the Expiration Date, all Original Notes properly tendered. We will exchange the Exchange Notes for Original Notes promptly after the expiration of the Exchange Offer and acceptance of the Original Notes. See “—Conditions to the Exchange Offer” below. For purposes of the Exchange Offer, we will be deemed to have accepted properly tendered Original Notes for exchange when, as and if we have given written notice of such acceptance to the Exchange Agent.
For each Original Note accepted for exchange, the holder of the Original Note will receive an Exchange Note having a principal amount equal to that of the surrendered Original Note.
In all cases, the exchange of Exchange Notes for Original Notes will be made only after timely receipt by the Exchange Agent of:
•certificates for the Original Notes, or a timely book-entry confirmation of the deposit of the Original Notes into the Exchange Agent’s account at the book-entry transfer facility;
•a properly completed and duly executed letter of transmittal or a transmitted agent’s message; and
•all other required documents.
Unaccepted or non-exchanged Original Notes will be returned without expense to the tendering holder of the Original Notes promptly after the expiration of the Exchange Offer. In the case of Original Notes tendered by book-entry transfer in accordance with the book-entry procedures described below, the non-exchanged Original Notes will be returned or recredited promptly after the expiration of the Exchange Offer.
Book-Entry Transfer
The Exchange Agent will make a request to establish an account for the Original Notes at DTC for purposes of the Exchange Offer within two business days after the date of this prospectus. Any financial institution that is a participant in DTC’s systems and is tendering Original Notes must make book-entry delivery of the Original Notes by causing DTC to transfer those Original Notes into the Exchange Agent’s account at DTC in accordance with DTC’s procedure for transfer. The participant should transmit its acceptance to DTC at or prior to the Expiration Date. DTC will verify this acceptance, execute a book-entry transfer of the tendered Original Notes into the Exchange Agent’s account at DTC and then send to the Exchange Agent confirmation of this book-entry transfer. The confirmation of this book-entry transfer will include an Agent’s Message confirming that DTC has received an express acknowledgment from the participant that the participant has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against the participant. Delivery of Exchange Notes exchanged for Original Notes in the Exchange Offer may be effected through book-entry transfer at DTC. However, the letter of transmittal (or an Agent’s Message in lieu thereof), with any required signature guarantees and any other required documents, must be transmitted to, and received by, the Exchange Agent at the address listed below under “—Exchange Agent” (or its account at DTC with respect to an Agent’s Message) at or prior to the Expiration Date.
Exchanging Book-Entry Notes
The Exchange Agent and the book-entry transfer facility have confirmed that any financial institution that is a participant in the book-entry transfer facility may utilize the book-entry transfer facility’s Automated Tender Offer Program, or ATOP, procedures to tender Original Notes. Any participant in the book-entry transfer facility may make book-entry delivery of Original Notes by causing the book-entry transfer facility to transfer such Original

Notes into the Exchange Agent’s account in accordance with the book-entry transfer facility’s ATOP procedures for transfer. However, the exchange for the Original Notes so tendered will only be made after a book-entry confirmation of the book-entry transfer of Original Notes into the Exchange Agent’s account, and timely receipt by the Exchange Agent of an Agent’s Message and any other documents required by the letter of transmittal.
No Guaranteed Delivery
There are no guaranteed delivery procedures for the Exchange Offer. Holders must tender their Original Notes in accordance with the procedures of the letter of transmittal at or prior to the Expiration Date, as described above under “—Procedures for Tendering.”
Withdrawal of Tenders
Original Notes tendered in the Exchange Offer may be validly withdrawn at any time at or prior to the Expiration Date. Original Notes tendered after the Expiration Date may not be withdrawn and such tenders will be irrevocable, except in limited circumstances.
For a withdrawal to be effective, the Exchange Agent must receive a written notice of withdrawal at the address indicated below under “—Exchange Agent” at or prior to the Expiration Date. Any notice of withdrawal must:
•specify the name of the person, referred to as the depositor, having tendered the Original Notes to be withdrawn;
•identify the Original Notes to be withdrawn, including the certificate number or numbers and principal amount of the Original Notes;
•in the case of Original Notes tendered by book-entry transfer, specify the number of the account at the book-entry transfer facility from which the Original Notes were tendered and specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn Original Notes and otherwise comply with the procedures of such facility;
•contain a statement that the holder is withdrawing his, her or its election to have the Original Notes exchanged;
•be signed by the holder in the same manner as the original signature on the letter of transmittal by which the Original Notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer to have the Trustee with respect to the Original Notes register the transfer of the Original Notes in the name of the person withdrawing the tender, together with satisfactory evidence of payment of applicable transfer taxes or exemption therefrom; and
•specify the name in which the Original Notes are registered, if different from that of the depositor.
If certificates for Original Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of these certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible institution unless this holder is an eligible institution.
We will determine all questions as to the form and validity (including time of receipt) of any notice of withdrawal of a tender, in our sole discretion, which determination shall be final and binding. None of us, the Trustee, the Exchange Agent or any other person will be under any duty to give notification of any defect or irregularity in any notice of withdrawal of a tender or incur any liability for failure to give any such notification.

Conditions to the Exchange Offer
Notwithstanding any other provision of this prospectus, we will not be obligated to (i) accept for exchange any validly tendered Original Notes or (ii) exchange any Exchange Notes for validly tendered Original Notes or complete the Exchange Offer, if, at or prior to the Expiration Date:
(1)    there is threatened, instituted or pending any action or proceeding before, or any injunction, order or decree issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission that might materially impair our ability to proceed with the Exchange Offer; or
(2)    the Exchange Offer or the making of any exchange by a holder of Original Notes would violate applicable law or any applicable interpretation of the SEC staff.
In addition, we will not accept for exchange any Original Notes tendered, and no Exchange Notes will be exchanged for any Original Notes, if any stop order is threatened by the SEC or in effect relating to the registration statement of which this prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939, as amended.
The Exchange Offer is not conditioned upon any minimum amount of Original Notes being tendered.
Exchange Agent
We have appointed Wilmington Trust, N.A. as the Exchange Agent for the Exchange Offer. You should direct all executed letters of transmittal to the Exchange Agent at the address indicated below. You should direct questions and requests for assistance, and requests for additional copies of this prospectus or the letter of transmittal to the Exchange Agent addressed as follows:
Deliver to:

By Overnight Delivery or Mail (Registered or Certified Mail Recommended):	By Fax Transmission (for Eligible Institutions Only):
Wilmington Trust, National Association Rodney Square North 1100 North Market Street Wilmington, Delaware 19890-1626 Attention: Workflow Management – 5th Floor	Fax: (302) 636-4139 For Information and to Confirm by Telephone: (302) 636-6470 Attn: Workflow Management

All other questions should be addressed to us at investorrelations@eaglebankcorp.com. If you deliver the letter of transmittal to an address other than any address for the Exchange Agent indicated above, then your delivery or transmission will not constitute a valid delivery of the letter of transmittal.
Fees and Expenses
We will not make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offer. We have agreed to pay all expenses incident to the Exchange Offer other than commissions or concessions of any broker-dealers and will indemnify the holders of the Original Notes and the Exchange Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act. The cash expenses to be incurred in connection with the Exchange Offer, including out-of-pocket expenses for the Exchange Agent, will be paid by us.

Transfer Taxes
We will pay any transfer taxes in connection with the tender of Original Notes in the Exchange Offer unless you instruct us to register Exchange Notes in the name of, or request that Original Notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering holder. In those cases, you will be responsible for the payment of any applicable transfer taxes.
Accounting Treatment
The Exchange Notes will be recorded at the same carrying value as the Original Notes as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the completion of the Exchange Offer.
Consequences of Exchanging or Failing to Exchange the Original Notes
Holders of Original Notes that do not exchange their Original Notes for Exchange Notes under the Exchange Offer will remain subject to the restrictions on transfer of such Original Notes as set forth in the legend printed on the global certificates representing those Original Notes as a consequence of the issuance of those Original Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may not offer or sell your Original Notes unless they are registered under the Securities Act, transferred pursuant to an exemption from registration under the Securities Act and applicable state securities laws or transferred in a transaction not subject to the Securities Act and applicable state securities laws. Except as required by the Registration Rights Agreement, we do not intend to register resales of Original Notes under the Securities Act.
Under existing interpretations of the Securities Act by the SEC staff contained in several no-action letters to third parties, and subject to the immediately following sentence, we believe the Exchange Notes would generally be freely transferable by holders other than our affiliates after the Exchange Offer without further registration under the Securities Act, subject to certain representations required to be made by each holder of Exchange Notes, as set forth below. However, any holder of Original Notes that is one of our “affiliates” (as defined in Rule 405 under the Securities Act) that does not comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable in connection with the resale of the Exchange Notes or that intends to participate in the Exchange Offer for the purpose of distributing the Exchange Notes, or any broker-dealer that purchased any of the Original Notes from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act:
•will not be able to rely on the interpretation of the SEC staff;
•will not be able to tender its Original Notes in the Exchange Offer; and
•must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of Original Notes unless such sale or transfer is made pursuant to an exemption from such requirements. See “Plan of Distribution.”
We do not intend to seek our own interpretation from the SEC staff regarding the Exchange Offer, and there can be no assurance that the SEC staff would make a similar determination with respect to the Exchange Notes as it has in other interpretations to other parties, although we have no reason to believe otherwise.
Registration Rights
The following summary of the terms and provisions of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the pertinent sections of the Registration Rights Agreement. For instructions on how to find copies of the Registration Rights Agreement, see “Where You Can Find More Information.”

On September 30, 2024, we entered into the Registration Rights Agreement with the purchasers of the Original Notes. Pursuant to the Registration Rights Agreement, we agreed, for the benefit of the holders of the Original Notes, at our cost, to:
•(i) file, no later than 60 days after the Original Notes Settlement Date (or if such 60th day is not a Business Day, the next succeeding Business Day), a registration statement (the “Exchange Offer Registration Statement”) with the SEC with respect to a registered offer (the “Exchange Offer”) to exchange the Original Notes for a like principal amount of Exchange Notes of the same series having terms identical in all material respects to the Original Notes, except that the Registered Notes will not contain transfer restrictions (the “Registered Notes”);
•(ii) use commercially reasonable efforts to cause the Exchange Offer Registration Statement to become effective no later than 120 days after the Original Notes Settlement Date (or if such 120th day is not a Business Day, the next succeeding Business Day);
•(iii) use commercially reasonable efforts to file (A) all pre-effective amendments to the Exchange Offer Registration Statement as may be necessary in order to cause such Exchange Offer Registration Statement to become effective, (B) if applicable, a post-effective amendment to such Exchange Offer Registration Statement pursuant to Rule 430A under the Securities Act and (C) all necessary filings in connection with the registration and qualification of the Exchange Notes to be made under the state securities or blue sky laws of such jurisdictions as are necessary to permit consummation of the Exchange Offer; and
•(iv) upon the effectiveness of such Exchange Offer Registration Statement, commence the Exchange Offer.
This prospectus is a part of a registration statement we have filed with the SEC. Promptly after this registration statement has been declared effective, we will commence the Registered Exchange Offer.
We further agreed that if (i) Eagle is not required to file an Exchange Offer Registration Statement or to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or SEC policy, (ii) for any reason the Exchange Offer is not consummated within 45 days of the effective date of the Exchange Offer Registration Statement (or if such 45th day is not a business day, the next succeeding business day), or (iii) with respect to any holder of Original Notes who is not a director or officer of the Company, (A) such holder is prohibited by applicable law or SEC policy from participating in the Exchange Offer, or (B) such holder may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and that the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such holder, or (C) such holder is a broker-dealer and holds Original Notes acquired directly from the Company or one of its affiliates, then, upon such holder’s request, we shall: (x) cause to be filed a shelf registration statement pursuant to Rule 415 under the Securities Act, which may be an amendment to the Exchange Offer Registration Statement (in either event, the “Shelf Registration Statement”), no later than the later of (i) the 90th day after the date such filing obligation arises and (ii) the 240th day after the Original Notes Settlement Date (or if such 240th day is not a business day, the next succeeding business day) (such latest date being the “Shelf Filing Deadline”), which Shelf Registration Statement shall provide for resales of all Original Notes the holders of which shall have provided the information required pursuant to the Registration Rights Agreement; and (y) use our commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective by the SEC on or before the 90th day after the Shelf Filing Deadline (or if such 90th day is not a business day, the next succeeding business day).
We will, in the event the Shelf Registration Statement is filed, among other things, provide to each holder for whom the Shelf Registration Statement was filed, copies of the prospectus that is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement has become effective and take other actions as are required to permit unrestricted resales of the outstanding Original Notes. A holder selling outstanding Original Notes pursuant to the Shelf Registration Statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to applicable civil liability provisions under the Securities Act in connection with sales of that kind and will be bound by the provisions of the Registration Rights Agreement which are applicable to that holder (including certain indemnification obligations). Holders of the outstanding Original Notes will be required to deliver certain information to be used in connection with the Shelf Registration Statement in order to have their outstanding Original Notes included in the Shelf Registration Statement.
Although we intend, if required, to file the Shelf Registration Statement, we cannot assure you that the Shelf Registration Statement will be filed or, if filed, that it will become or remain effective.
If:
•either the Exchange Offer Registration Statement or the Shelf Registration Statement is not filed with the SEC on or prior to the last date specified for such filing in the Registration Rights Agreement,
•either of such registration statements has not been declared effective by the SEC on or prior to the last date specified for such effectiveness in the Registration Rights Agreement (the “Effectiveness Target Date”),
•the Exchange Offer has not been consummated within 30 business days after the Effectiveness Target Date with respect to the Exchange Offer Registration Statement or
•either the Exchange Offer Registration Statement or the Shelf Registration Statement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose (except as specifically permitted by the Registration Rights Agreement) without being succeeded immediately by a post-effective amendment to such registration statement that cures such failure and that is itself immediately declared effective (each such event referred to in these bullets, a “Registration Default”);
Then the interest rate borne by the Original Notes that have not been exchanged in the Exchange Offer, registered under the Securities Act under a Shelf Registration Statement or distributed to the public by a broker-dealer pursuant to the “Plan of Distribution” below (such notes, “Transfer Restricted Notes”) shall be increased by 0.25% per annum during the 90-day period immediately following the occurrence of any Registration Default and shall increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event shall such increase exceed 0.50% per annum. Following the earlier of (x) the cure of all Registration Defaults relating to any particular Transfer Restricted Notes and (y) the day on which there are no outstanding Transfer Restricted Notes, the interest rate borne by the relevant Transfer Restricted Notes will be reduced to the original interest rate borne by such Transfer Restricted Notes; provided, however, that, if after any such reduction in interest rate, a different Registration Default occurs, the interest rate borne by the relevant Transfer Restricted Notes shall again be increased pursuant to the foregoing provisions.
The Registration Rights Agreement provides that a holder of the Original Notes is deemed to have agreed to be bound by the provisions of the Registration Rights Agreement whether or not the holder has signed the Registration Rights Agreement.

DESCRIPTION OF THE EXCHANGE NOTES
The following description is a summary of specific terms and provisions of the Indenture. It does not purport to be complete and is qualified by reference to the pertinent sections of the Indenture, and we urge you to read the Indenture because it, not this description, defines your rights as holders of the Exchange Notes. Unless otherwise specified, capitalized terms used in this summary have the meanings specified in the Indenture.
General

On September 30, 2024, Eagle issued the Original Notes under the Indenture, between us and Wilmington Trust, National Association, as trustee (the “Trustee”) in a private transaction not subject to the registration requirements of the Securities Act. We will issue the Exchange Notes offered hereby, which constitute Exchange Notes as defined in the Indenture, under the Indenture solely in exchange for an equal principal amount of Original Notes pursuant to the Exchange Offer. The Exchange Notes will evidence the same debt as the Original Notes and both series of Notes will be entitled to the benefits of the Indenture and treated as a single class of debt securities. The form and terms of the Exchange Notes and the Original Notes are identical in all material respects, except that the Exchange Notes will be registered under the Securities Act and generally will not contain any terms with respect to transfer restrictions, registration rights or additional interest upon a failure to fulfill certain of our obligations under the registration rights agreement.

If the Exchange Offer is consummated, holders of the Original Notes who do not exchange their Original Notes for Exchange Notes will vote together with holders of the Exchange Notes for all relevant purposes under the Indenture. Accordingly, all references herein to specified percentages in aggregate principal amount of the outstanding Notes shall be deemed to mean, at any time after the Exchange Offer is consummated, such percentages in aggregate principal amount of the Original Notes and the Exchange Notes then outstanding.

Description of the Exchange Notes

The following description of the Exchange Notes does not purport to be complete and is subject to and qualified in its entirety by reference to the Indenture. You should read the Indenture (including the forms of certificates evidencing the Exchange Notes attached thereto as an exhibit), a copy of which is available from us upon request.

The Exchange Notes will be issued in fully registered book-entry form, except to the extent that any holder of a certificated Original Note in definitive form elects to receive a certificated Exchange Note in definitive form, without coupons and in authorized denominations of $2,000 and integral multiples of $1,000 in excess thereof. We do not intend to apply for the listing of the Exchange Notes on any securities exchange. The Notes will be unsecured and will rank equally among themselves and with all of our other unsecured and unsubordinated indebtedness.

The Exchange Notes are not savings accounts, deposits or other obligations of any of our bank or non-bank subsidiaries and are not insured or guaranteed by the FDIC or any other governmental agency or instrumentality.

The Indenture does not limit the aggregate principal amount of the Exchange Notes.

The Exchange Notes will mature at 100 percent of their principal amount on September 30, 2029 (the “maturity date”). The Exchange Notes will not be entitled to any sinking fund, which means that the Indenture does not require us to redeem or retire the notes periodically. We may, subject to compliance with applicable law, at any time and from time to time, purchase Exchange Notes in the open market or otherwise.

Payments of principal and interest to owners of the book-entry interests described below are expected to be made in accordance with the procedures of DTC and its participants. See “Book-Entry; Delivery and Form.”

For purposes of this “Description of the Exchange Notes” section, references to “we,” “us” and “our” refer only to Eagle Bancorp, Inc. and not to any of its subsidiaries and references to the “Bank” refer to Eagle Bank.

Interest
The Exchange Notes will bear interest at an annual rate equal to 10.00 percent. Interest on the Exchange Notes will be payable semi-annually in arrear on March 30 and September 30 of each year (each such date, an “interest payment date”), beginning on March 30, 2025, to the persons in whose names the Exchange Notes are registered at the close of business on the preceding March 15 and September 15 of each year. Interest on the Exchange Notes at the maturity date will be payable to the persons to whom principal is payable. Interest on the Exchange Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. Interest payments on the Exchange Notes will be the amount of interest accrued from and including September 30, 2024 or the most recent interest payment date on which interest has been paid to, but excluding, the interest payment date or the maturity date, as the case may be.

If any interest or other payment date of a Note falls on a day that is not a business day, the required payment of principal and interest will be made on the next succeeding business day as if made on the date that the payment was due, and no interest will accrue on that payment for the period from and after that interest or other payment date, as the case may be, to the date of that payment on the next succeeding business day. The term “business day” means, when used with respect to any Note, any day other than a Saturday, a Sunday or a day on which the Trustee, paying agent or banking institutions in New York City are authorized or required by law, regulation or executive order to close.

Payment and Transfer or Exchange

Principal of and interest on the Exchange Notes will be payable, and the Exchange Notes may be exchanged or transferred, at the office or agency maintained by us for such purpose (which initially will be the office of the Trustee located at 277 Park Avenue, 25th Floor, New York, NY 10172, Attention: Eagle Bancorp, Inc. Administrator). Payment of principal of and interest on a global note registered in the name of or held by DTC or its nominee will be made in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global note. If any of the Exchange Notes is not represented by a global note, payment of interest on certificated notes in definitive form may, at our option, be made by check mailed directly to holders at their registered addresses. See “Book-Entry; Delivery and Form.”

A holder may transfer or exchange any certificated Exchange Notes in definitive form at the same location given in the preceding paragraph. No service charge will be made for any registration of transfer or exchange of Exchange Notes, but we may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

The registered holder of a note will be treated as the owner of it for all purposes.

All amounts of principal of or interest on the Exchange Notes paid by us that remain unclaimed two years after such payment was due and payable will be repaid to us, subject to applicable abandoned property law, and the holders of such Exchange Notes will thereafter look solely to us for payment.

Ranking

The Notes will be our senior unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness from time to time outstanding.

Since we are a bank holding company, we depend primarily on dividends and advances from the Bank to fund our cash needs. These obligations and needs include repaying maturing indebtedness and paying debt service on outstanding indebtedness, as well as paying dividends to holders of our common shares. The Bank is subject to regulatory limitations on its ability to make dividend payments and other distributions to us based on its earnings and capital position. A failure by the Bank to generate sufficient earnings to make dividend payments to us may have a negative impact on our results of operations and financial position and consequently our ability to service our debt obligations, such as the Exchange Notes.

In addition, because the Exchange Notes will not be guaranteed by any of our subsidiaries, the Exchange Notes will be structurally subordinated to the existing and future indebtedness and other liabilities and preferred equity of our subsidiaries. In any liquidation, dissolution, bankruptcy or other similar proceeding involving one of our subsidiaries, any right we or any holders of the Exchange Notes have to participate in the assets of the subsidiary will effectively be subordinated to the claims of creditors of the subsidiary, and following payment by the subsidiary of its liabilities, the subsidiary may not have sufficient assets remaining to make payments to us as a stockholder or otherwise. The Exchange Notes will be structurally subordinated to all of our subsidiaries’ indebtedness.

As of September 30, 2024, our consolidated subsidiaries had, in the aggregate, outstanding debt and other liabilities, including deposits, of approximately $10.1 billion, which would rank structurally senior to the Exchange Notes in case of liquidation or otherwise. We may from time to time, without notice to or consent of the holders of the Exchange Notes, incur additional senior debt, which may or may not be secured, as well as additional subordinated indebtedness ranking junior to the Exchange Notes.

Optional Redemption by Us

The Notes are not subject to redemption at the option of Eagle prior to the maturity date.

Additional Notes

We may from time to time, without notice to or the consent of the holders of the Exchange Notes, create and issue additional notes ranking equally with the Exchange Notes and otherwise similar in all respects (other than the issue date, offering price or the first payment of interest following the issue date of such additional notes). Such additional notes may be consolidated and form a single series with, and will have similar terms as to ranking, redemption, waivers, amendments or otherwise as the Exchange Notes, and will vote together as one class on all matters with respect to the Exchange Notes, provided that such additional notes either shall be fungible with the original notes for federal income tax purposes or shall be issued under a different CUSIP.

Restrictive Covenants

We are not restricted by the Indenture from, among other things, incurring, assuming or becoming liable for any indebtedness or other obligation, paying dividends or making distributions, or making investments. In addition, the Indenture does not contain any covenants or other provisions that would limit our right to enter into any sale-leaseback transaction or grant liens on our assets, except as set forth below under “Limitation on Liens.”

We are not required to maintain any financial ratios or specified levels of net worth or liquidity or to repurchase or redeem any of the Exchange Notes.

The Indenture contains the following covenants:

Limitation on Liens

As long as any of the Notes are outstanding, we will not, and will not permit any Subsidiary to, mortgage, pledge or hypothecate or permit to exist any mortgage, pledge or hypothecation or other lien upon any Voting Stock of any Principal Subsidiary Bank to secure any indebtedness for borrowed money without making effective provisions whereby the Notes then outstanding, and, at our option, any other senior indebtedness ranking equally with the notes, shall be equally and ratably secured with any and all such indebtedness.

Notwithstanding the foregoing, this covenant does not prohibit the mortgage, pledge or hypothecation of, or the establishment of any lien on, any such Voting Stock:

•to secure our indebtedness or the indebtedness of a Subsidiary as part of the purchase price of such Voting Stock, or incurred prior to, at the time of or within 180 days after acquisition thereof for the purpose of financing all or any part of the purchase price thereof;

•by the acquisition by us or any Subsidiary of any Voting Stock subject to mortgages, pledges, hypothecations or other liens existing thereon at the time of the acquisition (whether or not the obligations secured thereby are assumed by us or such Subsidiary);

•by the assumption by us or any Subsidiary of obligations secured by mortgages on, pledges or hypothecations of, or other liens on, any such Voting Stock, existing at the time of the acquisition by us or such Subsidiary of such Voting Stock;

•by the extension, renewal or refunding (or successive extensions, renewals or refundings), in whole or in part, of any mortgage, pledge, hypothecation or other lien referred to in the foregoing three clauses; provided, however, that the principal amount of any and all other obligations and indebtedness secured thereby shall not exceed the principal amount so secured at the time of each extension, renewal or refunding, and that such extension, renewal or refunding shall be limited to all or a part of the Voting Stock that was subject to the mortgage, pledge, hypothecation or other lien so extended, renewed or refunded; or

•to secure loans or other extensions of credit by a Subsidiary bank subject to Section 23A of the Federal Reserve Act or any successor or similar federal law or regulations promulgated thereunder.

This covenant also does not prohibit:

•liens for taxes, assessments or other governmental charges or levies which are not yet due or are payable without penalty or of which the amount, applicability or validity is being contested by us or a Subsidiary in good faith by appropriate proceedings and we or such Subsidiary has set aside on the books adequate reserves with respect thereto to the extent required by generally accepted accounting principles; or

•the lien of any judgment, if such judgment shall not have remained undischarged, or unstayed on appeal or otherwise, for more than 90 days.

“Principal Subsidiary Bank” means EagleBank, or any other U.S. subsidiary bank of ours that accepts deposits that the depositor has the legal right to withdraw upon demand and engages in the business of making commercial loans, the consolidated assets of which constitute 20 percent or more of our consolidated assets.

“Subsidiary” means (i) any corporation at least a majority of whose outstanding Voting Stock is at the time owned, directly or indirectly, by us, or by one or more of our Subsidiaries, or by us and one or more of our Subsidiaries, (ii) any general partnership, limited liability company, joint venture or similar entity, at least a majority of whose outstanding partnership, membership or similar interests is at the time owned by us, or by one or more of our Subsidiaries, or by us and one or more of our Subsidiaries and (iii) any limited partnership of which we or any of our Subsidiaries is a general partner.

“Voting Stock”, as applied to stock of any person, means shares, interests, participations or other equivalents in the equity interest (however designated) in such person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.

Limitation on Disposition of Stock of Principal Subsidiary Bank

As long as any of the Notes are outstanding, neither we nor any of our Subsidiaries will sell or otherwise dispose of any Voting Stock (or any securities convertible into, or options, warrants or rights to subscribe for or purchase, such Voting Stock) (other than directors’ qualifying shares) of any Principal Subsidiary Bank, except to us or any

Intermediate Subsidiary. In addition, neither we nor any Intermediate Subsidiary will permit any Principal Subsidiary Bank to issue any Voting Stock (or securities convertible into, or options, warrants or rights to subscribe for or purchase, such Voting Stock) (other than directors’ qualifying shares), except to us or any Intermediate Subsidiary.

The above shall not limit or restrict our ability to consolidate with or merge into or sell, assign, transfer, lease or otherwise convey all or substantially all of our properties and assets to any person in accordance with the next succeeding paragraph or the covenant described under “—Merger, Consolidation or Sale of Assets.”
The covenant also does not apply if:

•(a) the sale, issuance or other disposition is made for fair market value on the date thereof, as determined by our board of directors and evidenced by a duly adopted resolution, and (b) after giving effect to such sale, issuance or other disposition, we and any one or more of our Intermediate Subsidiaries will collectively own at least 80 percent of the issued and outstanding Voting Stock of the Principal Subsidiary Bank, free and clear of any security interest; or

•the sale, issuance or other disposition is made in compliance with an order of a court or regulatory authority of competent jurisdiction.

The above covenant also does not limit or restrict a Principal Subsidiary Bank from being consolidated with or merged into another domestic banking institution, if after the merger or consolidation (A) we and any one or more Intermediate Subsidiaries collectively own at least 80 percent of the Voting Stock of the resulting banking institution and (B) no default or Event of Default (as hereinafter defined) under the Indenture has occurred and is continuing.

“Intermediate Subsidiary” means a subsidiary (i) that is organized under the laws of the United States, any state or the District of Columbia, and (ii) of which each class of Voting Stock issued and outstanding, and all securities convertible into, and options, warrants and rights to subscribe for or purchase, such Voting Stock, are owned directly by us or another Intermediate Subsidiary, free and clear of any security interest.

Merger, Consolidation or Sale of Assets

The Indenture provides that we shall not, in any transaction or series of related transactions, consolidate with or merge into any person or sell, assign, transfer, lease or otherwise convey all or substantially all of our properties and assets to any person unless:

(1)either (A) we shall be the continuing person (in the case of a merger) or (B) the successor person (if other than us) formed by such consolidation or into which we merged or which acquires by sale, assignment, transfer, lease or other conveyance all or substantially all of our properties and assets shall be a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia and shall expressly assume the due and punctual payment of the principal of and premium, if any, and interest on all the outstanding Notes and the due and punctual performance and observance of every obligation in the Indenture and the outstanding Notes to be observed or performed by us;

(2)immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(3)we shall have delivered to the Trustee the officer’s certificate and opinion of counsel called for by the Indenture.

Upon any consolidation by us with or merger of us into any other person or any sale, assignment, transfer, lease or conveyance of all or substantially all of our properties and assets to any person in accordance with the provisions described in the preceding paragraph, the successor person or the person to which such sale, assignment, transfer or lease or other conveyance is made shall succeed to, and be substituted for, us under the Indenture and the Notes and, thereafter, except in the case of a lease, we shall be released from all obligations under the Indenture and the Notes.

Delivery of Rule 144A Information

The Indenture provides that, if at any time we are not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, we will prepare and will furnish to any holder of notes, any beneficial owner of an interest in a global note and any prospective purchaser or other prospective transferee of notes designated by a holder of notes or a beneficial owner of an interest in a global note, promptly upon request and at our expense, the financial statements and other information specified in Rule 144A(d)(4) (or any successor provision thereto) under the Securities Act, in each case to the extent necessary to permit the resale or other transfer of notes by such holder or beneficial owner to be made in compliance with Rule 144A under the Securities Act.

Events of Default, Notice and Waiver

An “Event of Default” with respect to the Notes is defined in the Indenture as being:

(i)default for 30 days in the payment of any interest on any Note;

(ii)default in the payment of any principal of or premium, if any, on any Note when due;

(iii)default by us in the performance, or breach, of any other covenant or warranty in the Indenture or in the Notes which shall not have been remedied for a period of 60 days after written notice to us by the Trustee or the holders of not less than 25 percent in aggregate principal amount of the Notes then outstanding;

(iv)default under any bond, note, debenture or other evidence of indebtedness for borrowed money of or guaranteed by us or under any mortgage, Indenture or other instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for borrowed money of or guaranteed by us that results in the acceleration of such indebtedness in an aggregate principal amount exceeding $25,000,000 or which constitutes a failure to pay when due (after expiration of any applicable grace period) such indebtedness in an aggregate principal amount exceeding $25,000,000, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled within 30 days after written notice to us by the Trustee or to us and the Trustee by the holders of at least 25 percent in aggregate principal amount of the outstanding notes; or

(v)certain events of bankruptcy, insolvency or reorganization involving us.

No Event of Default with respect to the notes necessarily constitutes an Event of Default with respect to any other series of our debt securities. The Indenture provides that the Trustee may withhold notice to the holders of the notes of the occurrence of a default with respect to the Notes (except a default in payment of principal, premium, if any, or interest) if the trustee considers it in the interest of the holders to do so.

If an Event of Default with respect to the notes (other than an Event of Default specified in paragraph (v) above) occurs and is continuing, either the Trustee by written notice to us or the holders of at least 25 percent of the aggregate principal amount of the outstanding Notes by written notice to us (with a copy to the Trustee) may declare the principal of all the Notes, and accrued and unpaid interest, if any, thereon, to be due and payable immediately. If an Event of Default specified in paragraph (v) above occurs and is continuing, then the principal of all the Notes, and accrued and unpaid interest, if any, thereon, shall be automatically due and payable. At any time after the Notes have been accelerated, but before a judgment or decree based on acceleration has been obtained, the holders of a majority of the aggregate principal amount of outstanding Notes may, under certain circumstances, rescind and annul such acceleration.

The Indenture provides that, subject to the duty of the Trustee during the continuance of an Event of Default to act with the required standard of care, the Trustee is under no obligation to exercise any of its rights or powers under the

Indenture at the request or direction of any of the holders of notes unless such holders shall have offered to the trustee satisfactory security or indemnity. Subject to the foregoing, the holders of a majority of the aggregate principal amount of the outstanding Notes have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under the Indenture with respect to the Notes. The Trustee may refuse to follow any direction that conflicts with law or the Indenture or the Notes or that the Trustee determines is unduly prejudicial to the rights of other holders or would involve the Trustee in personal liability (it being understood that the Trustee has no duty to determine if any directed action is prejudicial to any holder); provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

No holder of any Notes will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder unless: (i) such holder previously has given written notice to the Trustee of a continuing Event of Default with respect to the Notes; (ii) the holders of at least 25 percent in aggregate principal amount of the outstanding Notes have made written request to institute such proceeding as Trustee, and offered to the Trustee reasonably satisfactory indemnity against costs, fees, expenses and liabilities incurred in compliance with such request; (iii) in the 60-day period following receipt of the notice, request and offer of indemnity referred to above, the Trustee has failed to initiate such proceeding; and (iv) during such 60-day period, the Trustee has not received from the holders of a majority of the aggregate principal amount of the outstanding Notes a direction inconsistent with such request.

Notwithstanding the provisions described in the immediately preceding paragraph or any other provision of the Indenture, the holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Note on the respective dates such payments are due and to institute suit for enforcement of any such payment, and such right shall not be impaired without the consent of such holder.

We are required to furnish to the Trustee annually a statement as to the performance of certain of our obligations under the Indenture and as to any default in such performance. Neither the Trustee nor any of its directors, officers, employees agents or affiliates shall be responsible for nor have any duty to monitor, inquire as to or ascertain compliance with the performance of our obligations or any of our directors, members, officers, agents, affiliates or employees under the Indenture other than our obligations with respect to payment of principal or interest due on any note, provided that the Trustee is also the paying agent for the notes. The Trustee may assume performance by all such persons of their respective obligations.

Modification of the Indenture

The Indenture may be amended, modified or supplemented only by a written instrument executed by us and the Trustee. All fees, costs and expenses (including reasonable attorneys’ fees, costs and expenses) of the Trustee incurred in connection with any amendment, modification or supplement shall be payable by the Company.

The Indenture contains provisions permitting us and the Trustee, with the consent of the holders of a majority in principal amount of the outstanding Notes, to modify or amend any of the provisions of the Indenture or of the notes or the rights of the holders of the Notes under the Indenture, provided that no such modification or amendment shall, among other things:

•change the stated maturity of the principal of, or premium, if any, or any installment of interest, if any, on any Notes;

•reduce the principal amount of any Notes or any premium thereon, or reduce the rate of interest thereon;

•change any place where, or the currency in which, any Notes are payable;

•impair the holder’s right to institute suit to enforce the payment of any Notes when due; or

•reduce the aforesaid percentage of Notes, the consent of whose holders is required for any such modification or amendment or the consent of whose holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences).

The Indenture also contains provisions permitting us and the Trustee, without notice to or the consent of the holders of any Notes, to modify or amend the Indenture in order to, among other things:

•add to the Events of Default or our covenants for the benefit of the holders of the Notes;

•cure any ambiguity or correct or supplement any provision therein which may be defective or inconsistent with other provisions therein or to make any other provisions with respect to matters or questions arising under the Indenture which shall not materially adversely affect the interests of the holders of the Notes, as determined by us;

•provide for the assumption of our obligations under the Indenture and the Notes in the case of a merger or consolidation or sale of all or substantially all of our assets;

•provide security for or a guarantee of the Notes;

•provide for a successor Trustee or the appointment of more than one Trustee;

•amend or supplement any provision contained in the Indenture, provided that such amendment or supplement does not apply to any outstanding notes issued prior to the date of such amendment or supplement and entitled to the benefits of such provision; or

•qualify the Indenture under the Trust Indenture Act or, prior to the qualification of the Indenture under the Trust Indenture Act, amend or supplement any provision contained in the Indenture in order to effectuate the intent and purposes of the Indenture.

The holders of a majority in aggregate principal amount of the outstanding Notes may, on behalf of all holders of Notes, waive compliance by us with certain provisions of the Indenture, including the covenants described above under “Restrictive Covenants—Limitation on Liens” and “Limitation on Disposition of Stock of Principal Subsidiary Bank.” The holders of a majority in aggregate principal amount of the outstanding Notes may, on behalf of all holders of Notes, waive any past default under the Indenture and its consequences, except a default in the payment of the principal of or interest on any Notes or in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each Note.

Discharge, Defeasance and Covenant Defeasance

Upon our direction, the Indenture shall cease to be of further effect (subject to the survival of certain provisions thereof) when (i) either (A) all outstanding Notes have been delivered to the Trustee for cancellation (subject to certain exceptions) or (B) all outstanding Notes have become due and payable or will become due and payable at their stated maturity within one year and we have deposited with the Trustee, in trust, funds in an amount sufficient in the opinion of a nationally-recognized firm of independent public accountants, investment bank or appraisal firm expressed in a written certification thereof delivered to the trustee, to pay the entire indebtedness on the Notes in respect of principal and interest to the date of such deposit (if the Notes have become due and payable) or to the stated maturity date thereof, as the case may be, (ii) we have paid all other sums payable under the Indenture, and (iii) certain other conditions are met.

Subject to the satisfaction of certain conditions set forth in the Indenture, we may elect either (a) to defease and be discharged from any and all obligations with respect to the Notes (except for, among other things, the obligations to register the transfer or exchange of the Notes, to replace temporary or mutilated, destroyed, lost or stolen Notes, to maintain an office or agency in respect of the Notes and to hold money for payment in trust) (“defeasance”), or (b)

to be released from our obligations with respect to the notes described above under “—Restrictive Covenants—Limitation on Liens” and “—Limitation on Disposition of Stock of Principal Subsidiary Bank” and certain other restrictive covenants in the Indenture, and any omission to comply with such obligations shall not constitute a default or an Event of Default (“covenant defeasance”), in either case upon the irrevocable deposit with the Trustee (or other qualifying trustee), in trust for such purpose, of money, and/or U.S. government obligations which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient, in the opinion of a nationally-recognized firm of independent public accountants, investment bank or appraisal firm expressed in a written certification thereof delivered to the Trustee, to pay the principal of and interest on the Notes, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor, as the case may be.

In the event we effect covenant defeasance with respect to the Notes and the Notes are declared due and payable because of the occurrence of any Event of Default other than an Event of Default resulting from a breach of a covenant as to which there has been covenant defeasance, the amount of monies and/or U.S. government obligations deposited with the Trustee to effect such covenant defeasance may not be sufficient to pay amounts due on the notes at the time of any acceleration resulting from such Event of Default. However, we would remain liable to make payment of such amounts due at the time of acceleration.

Trustee, Paying Agent and Security Registrar

Wilmington Trust, National Association acts as Trustee, paying agent and security registrar for the Notes. From time to time, we and some of our subsidiaries may maintain deposit accounts and conduct other banking transactions, including lending transactions, with the Trustee and its affiliates in the ordinary course of business. Upon the occurrence of a default or an Event of Default under the Notes, the Trustee may be deemed to have a conflicting interest with respect to any of our other debt securities as to which we are not in default for purposes of the Trust Indenture Act of 1939, as amended, and, accordingly, may be required to resign as Trustee under the Indenture. In that event, we would be required to appoint a successor trustee.

Governing Law; Waiver of Jury Trial

The Indenture is and the Exchange Notes will be, governed by, and construed in accordance with, the laws of the State of New York. In relation to any legal action or proceedings arising out of or in connection with the
Indenture and the Notes, Eagle irrevocably submits to the non-exclusive jurisdiction of the U.S. federal and state courts in the Borough of Manhattan in the City of New York, County and State of New York, United States of America. Under the Indenture, each of Eagle, the holders of the Notes and the Trustee waives, to the fullest extent permitted by applicable law, the right to trial by jury with respect to any legal proceeding arising out of or relating to the Indenture or the Notes.

BOOK-ENTRY; DELIVERY AND FORM
Global Notes
We will issue the Exchange Notes in the form of one or more global notes in fully registered, book-entry form, except to the extent that any holder of a certificated Original Note in definitive form elects to receive a certificated Exchange Note in definitive form. The global notes will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co., as nominee of DTC.
Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC.
Investors may hold their interests through DTC if they are participants in DTC, or indirectly through organizations that are participants in DTC.
Any investor that wishes to exchange a certificated Original Note in definitive form for a beneficial interest in a An Exchange Note in global form note must complete the applicable section of the letter of transmittal and follow the instructions of the letter of transmittal, which is included as an exhibit to the registration statement, of which this prospectus forms a part.
Except as set forth below, such global notes may be transferred, in whole and not in part, solely to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.
All interests in the global notes, may be subject to the procedures and requirements of DTC.
Book-Entry Procedures for the Global Notes
The description of the operations and procedures of DTC described below are provided solely as a matter of convenience. These operations and procedures are solely within the control of the settlement system and are subject to change by them from time to time. Neither we, the Trustee nor any paying agent takes any responsibility for these operations or procedures, and investors are urged to contact the relevant system or its participants directly to discuss these matters.
DTC has advised us as follows. DTC is a limited-purpose trust company organized under the New York Banking Law, a banking organization within the meaning of the New York Banking Law, a member of the U.S. Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Exchange Act. DTC holds securities that its participants, known as DTC participants, deposit with DTC. DTC also facilitates the settlement among DTC participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for DTC participants’ accounts. This eliminates the need to exchange certificates. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.
DTC’s book-entry system is also used by other organizations such as securities brokers and dealers, banks and trust companies that work through a DTC participant. The rules that apply to DTC and its participants are on file with the SEC.
We expect that pursuant to procedures established by DTC:
•upon deposit of the global note, DTC will credit the accounts of participants in DTC designated by the Exchange Agent with an interest in the global note; and

•ownership of the Exchange Notes will be shown on, and the transfer of ownership of the Exchange Notes will be effected only through, records maintained by DTC, with respect to the interests of participants in DTC, and the records of participants and indirect participants, with respect to the interests of persons other than participants in DTC.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of the securities in definitive form. Accordingly, the ability to transfer interests in the Exchange Notes represented by a global note to these persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in Exchange Notes represented by a global note to pledge or transfer that interest to persons or entities that do not participate in DTC’s system, or to otherwise take actions in respect of that interest, may be affected by the lack of a physical definitive security in respect of the interest.
So long as DTC or its nominee is the registered owner of a global note, DTC or the nominee, as the case may be, will be considered the sole owner or holder of the Exchange Notes represented by the global note for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a global note:
•will not be entitled to have Exchange Notes represented by the global note registered in their names;
•will not receive or be entitled to receive physical delivery of certificated notes; and
•will not be considered the owners or holders of the Exchange Notes under the Indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee under the Indenture.
Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if the holder is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the holder owns its interest, to exercise any rights of a holder of the Exchange Notes under the Indenture or the global note. We understand that under existing industry practice, if we request any action of holders of notes, or a holder that is an owner of a beneficial interest in a global note desires to take any action that DTC, as the holder of the global note, is entitled to take, then DTC would authorize its participants to take the action and the participants would authorize holders owning through participants to take the action or would otherwise act upon the instruction of such holders. Neither we, the Trustee nor any paying agent, if applicable, will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to the Exchange Notes.
Payments with respect to the principal of, and premium, if any, and interest on, any Exchange Notes represented by a global note registered in the name of DTC or its nominee on the applicable record date will be payable by the Trustee or any paying agent, if applicable, to or at the direction of DTC or its nominee in its capacity as the registered holder of the global note representing those Exchange Notes, under the Indenture. Under the terms of the Indenture, we, the Trustee and any paying agent, if applicable, may treat the persons in whose names the Exchange Notes, including the global notes, are registered as the owners of those Exchange Notes for the purpose of receiving payment on those Exchange Notes and for any and all other purposes whatsoever. Accordingly, none of us, the Trustee, or any paying agent, if applicable, have or will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, including principal, premium, if any, and interest.
Payments by the participants and the indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of the participants or the indirect participants and DTC. Transfers between participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds.
Upon receipt of any payment of principal or interest, DTC will credit DTC participants’ accounts on the payment date according to such participants’ respective holdings of beneficial interests in the global notes as shown on DTC’s records. In addition, it is DTC’s current practice to assign any consenting or voting rights to DTC participants whose accounts are credited with securities on a record date, by using an omnibus proxy. Payments by DTC participants to owners of beneficial interests in the global notes, and voting by DTC participants, will be governed by the customary practices between the DTC participants and owners of beneficial interests, as is the case with securities held for the accounts of customers registered in street name. However, these payments will be the responsibility of the DTC participants and not of DTC, the Trustee, any paying agent, if applicable, or us.
Certificated Notes
If:
•DTC notifies us that it is at any time unwilling or unable to continue as a depositary and a successor depositary is not appointed by us within 90 days;
•DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed by us within 90 days; or
•we instruct the Trustee that the global note is exchangeable for Exchange Notes in certificated form, the global note for the Exchange Notes will be exchangeable for Exchange Notes in certificated form with the same terms and of an equal aggregate principal amount, in authorized denominations of $2,000 and integral multiples of $1,000 in excess thereof. The certificated notes will be registered in the name or names as DTC instructs the Trustee or any registrar appointed by us. We expect that instructions may be based upon directions received by DTC from participants with respect to ownership of beneficial interests in global notes. Upon the issuance of certificated notes, the Trustee or any registrar appointed by us is required to register the certificated notes in the name of that person or persons, or their nominee, and cause the certificated notes to be delivered.
Neither we, the Trustee nor any registrar appointed by us will be liable for any delay by DTC or any participant or indirect participant in DTC in identifying the beneficial owners of the Exchange Notes, and each of those persons may conclusively rely on, and will be protected in relying on, instructions from DTC for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the Exchange Notes to be exchanged for Original Notes. In the case of Exchange Notes in certificated form, we will make payment of principal and any premium at the maturity of each such Exchange Note in immediately available funds upon presentation of the Exchange Note at the corporate trust office of the Trustee, or at any other place as we may designate. Payment of interest on Exchange Notes in certificated form due at redemption or maturity will be made to the person to whom payment of the principal of the applicable Exchange Note will be made.
In addition, a holder of Original Notes in certificated form may elect to receive Exchange Notes in certificated form.
Payment of interest due on Exchange Notes in certificated form other than at maturity will be made at the corporate trust office of the Trustee or, at our option, may be made by check mailed to the address of the person entitled to receive payment as the address appears in the security register, except that a holder of Exchange Notes may be entitled to receive interest payments on any applicable interest payment date other than at maturity by wire transfer of immediately available funds, if in accordance with arrangements satisfactory to the Trustee and us. Any wire instructions received by the Trustee will remain in effect until revoked by the holder.

CERTAIN U.S. FEDERAL TAX CONSEQUENCES
An exchange of Original Notes for Exchange Notes should not be a taxable event for U.S. federal income tax purposes. The tax consequences of holding Exchange Notes should be the same as those of holding Original Notes, the initial adjusted issue price of your Exchange Notes should equal the adjusted issue price of the Original Notes, your initial tax basis in the Exchange Notes should equal your tax basis in the Original Notes and your holding period for the Exchange Notes should include your holding period for the Original Notes.

PLAN OF DISTRIBUTION
Based on existing interpretations of the Securities Act by the SEC staff set forth in several no-action letters to third parties (including Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley & Co. Incorporated (available June 5, 1991) and Shearman & Sterling (available July 2, 1993)), and subject to the immediately following sentence, we believe Exchange Notes issued in connection with the Exchange Offer in exchange for Original Notes may be offered for resale, resold and otherwise transferred by the holders thereof (other than holders that are broker-dealers) without further compliance with the registration and prospectus delivery provisions of the Securities Act. However, any holder of Original Notes that is an affiliate of ours that does not comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable in connection with the resale of the Exchange Notes or that intends to participate in the Exchange Offer for the purpose of distributing the Exchange Notes, or any broker-dealer that purchased any of the Original Notes from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretations of the SEC staff set forth in the above-mentioned no-action letters, (ii) will not be entitled to tender its Original Notes in the Exchange Offer, and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Original Notes unless such sale or transfer is made pursuant to an exemption from such requirements.
Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired as a result of market-making activities or other trading activities. We have agreed that, starting on the date this registration statement is declared effective and ending on the close of business 90 days after such date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until     , 2025 (90 days after the date of this prospectus), all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.
We will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit of any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.
For a period of 90 days after the date this registration statement is declared effective, we shall promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the Exchange Offer other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Original Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

VALIDITY OF EXCHANGE NOTES
The validity of the Exchange Notes offered hereby will be passed upon for us by Scott Bernstein, 1st Vice President and Associate General Counsel, EagleBank and, with respect to matters of New York law, by Sullivan & Cromwell LLP, Washington, DC. As of November 8, 2024, Mr. Bernstein owns less than 1% of the outstanding shares of the Company.
EXPERTS
The consolidated financial statements of Eagle Bancorp, Inc. as of December 31, 2023 and 2022 and for each of the three years in the period ended December 31, 2023 have been audited by Crowe LLP, an independent registered public accounting firm, as set forth in their report appearing in our Annual Report on Form 10-K for the year ended December 31, 2023 and incorporated in this prospectus by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

EAGLE BANCORP, INC.

Offer to Exchange
Any and All of Its Outstanding 10.00% Senior Notes due 2029
for Notes of the Same Series
That Have Been Registered Under the Securities Act of 1933

The Exchange Agent for the Exchange Offer is:
Wilmington Trust, N.A.

By Overnight Delivery or Mail (Registered or Certified Mail Recommended):	By Fax Transmission (for Eligible Institutions Only):
Wilmington Trust, National Association Rodney Square North 1100 North Market Street Wilmington, Delaware 19890-1626 Attention: Workflow Management – 5th Floor	Fax: (302) 636-4139 For Information and to Confirm by Telephone: (302) 636-6470 Attn: Workflow Management

Requests for additional copies of this prospectus and the letter of transmittal may be directed to the Exchange Agent at the address or telephone number set forth above. Beneficial owners may also contact their custodian for assistance concerning the Exchange Offer.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 20.    Indemnification of Directors and Officers
Article VI of Eagle’s Articles of Incorporation provides that Eagle shall, to the full extent permitted and in the manner prescribed by the Maryland General Corporation Law and any other applicable law, indemnify a director or officer of Eagle who is or was a party to any proceeding by reason of the fact that he is or was a director or officer, or is or was serving at the request of Eagle as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.
Eagle has entered into an indemnification agreement with each of its current directors and executive officers. These agreements require Eagle to indemnify these individuals to the maximum extent permitted by Maryland law, subject to certain limits provided in the agreement, against liabilities that may arise by reason of their service to Eagle, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.
The Maryland General Corporation Law provides, in pertinent part, as follows:
2-418 INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS.—
(a)Definitions.— (1) In this section the following words have the meanings indicated.
(2)“Corporation” includes any domestic or foreign predecessor entity of a corporation in a merger, consolidation, or other transaction in which the predecessor’s existence ceased upon consummation of the transaction.
(3)“Director” means any person who is or was a director of a corporation and any person who, while a director of a corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, other enterprise, or employee benefit plan.
(4)“Expenses” include attorney’s fees.
(5)(i) “Official capacity” means:
1.When used with respect to a director, the office of director in the corporation; and
2.When used with respect to a person other than a director as contemplated in subsection (j), the elective or appointive office in the corporation held by the officer, or the employment or agency relationship undertaken by the employee or agent in behalf of the corporation.
(ii)“Official capacity” does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, other enterprise, or employee benefit plan.
(6)“Party” includes a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding.
(7)“Proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative.
II-1

(b)Permitted indemnification of a director.— (1) A corporation may indemnify any director made a party to any proceeding by reason of service in that capacity unless it is established that:
(i)The act or omission of the director was material to the matter giving rise to the proceeding; and
1.Was committed in bad faith; or
2.Was the result of active and deliberate dishonesty; or
(ii)The director actually received an improper personal benefit in money, property, or services; or
(iii)In the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful.
(2)(i) Indemnification may be against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the director in connection with the proceeding.
(i)However, if the proceeding was one by or in the right of the corporation, indemnification may not be made in respect of any proceeding in which the director shall have been adjudged to be liable to the corporation.
(3)(i) The termination of any proceeding by judgment, order, or settlement does not create a presumption that the director did not meet the requisite standard of conduct set forth in this subsection.
(i)The termination of any proceeding by conviction, or a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttal presumption that the director did not meet that standard of conduct.
(4)A corporation may not indemnify a director or advance expenses under this section for a proceeding brought by that director against the corporation, except:
(i)For a proceeding brought to enforce indemnification under this section; or
(ii)If the charter or bylaws of the corporation, a resolution of the board of directors of the corporation, or an agreement approved by the board of directors of the corporation to which the corporation is a party expressly provide otherwise.
(c)No indemnification of director liable for improper personal benefit.—A director may not be indemnified under subsection (b) of this section in respect of any proceeding charging improper personal benefit to the director, whether or not involving action in the director’s official capacity, in which the director was adjudged to be liable on the basis that personal benefit was improperly received.
(d)Required indemnification against expenses incurred in successful defense.—Unless limited by the charter:
(1)A director who has been successful, on the merits or otherwise, in the defense of any proceeding referred to in subsection (b) of this section shall be indemnified against reasonable expenses incurred by the director in connection with the proceeding, claim, issue, or matter in which the director has been successful.
(2)A court of appropriate jurisdiction, upon application of a director and such notice as the court shall require, may order indemnification in the following circumstances:

(i)If it determines a director is entitled to reimbursement under paragraph (1) of this subsection, the court shall order indemnification, in which case the director shall be entitled to recover the expenses of securing such reimbursement; or
(ii)If it determines that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director has met the standards of conduct set forth in subsection (b) of this section or has been adjudged liable under the circumstances described in subsection (c) of this section, the court may order such indemnification as the court shall deem proper. However, indemnification with respect to any proceeding by or in the right of the corporation or in which liability shall have been adjudged in the circumstances described in subsection (c) shall be limited to expenses.
(3)A court of appropriate jurisdiction may be the same court in which the proceeding involving the director’s liability took place.
(e)Determination that indemnification is proper.— (1) Indemnification under subsection (b) of this section may not be made by the corporation unless authorized for a specific proceeding after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in subsection (b) of this section.
(2)Such determination shall be made:
(i)By the board of directors by a majority vote of a quorum consisting of directors not, at the time, parties to the proceeding, or, if such a quorum cannot be obtained, then by a majority vote of a committee of the board consisting solely of two or more directors not, at the time, parties to such proceeding and who were duly designated to act in the matter by a majority vote of the full board in which the designated directors who are parties may participate;
(ii)By special legal counsel selected by the board of directors or a committee of the board by vote as set forth in subparagraph (I) of this paragraph, or, if the requisite quorum of the full board cannot be obtained therefor and the committee cannot be established, by a majority vote of the full board in which directors who are parties may participate; or
(iii)By the stockholders.
(3)Authorization of indemnification and determination as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible. However, if the determination that indemnification is permissible is made by special legal counsel, authorization of indemnification and determination as to reasonableness of expenses shall be made in the manner specified in paragraph (2)(ii) of this subsection for selection of such counsel.
(4)Shares held by directors who are parties to the proceeding may not be voted on the subject matter under this subsection.
(f)Payment of expenses in advance of final disposition of action.— (1) Reasonable expenses incurred by a director who is a party to a proceeding may be paid or reimbursed by the corporation in advance of the final disposition of the proceeding upon receipt by the corporation of:
(i)A written affirmation by the director of the director’s good faith belief that the standard of conduct necessary for indemnification by the corporation as authorized in this section has been met; and

(ii)A written undertaking by or on behalf of the director to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.
(2)The undertaking required by paragraph (1)(ii) of this subsection shall be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make the repayment.
(3)Payments under this subsection shall be made as provided by the charter, bylaws or contract or as specified in subsection (e)(2) of this section.
(g)Validity of indemnification provision.—The indemnification and advancement of expenses provided or authorized by this section may not be deemed exclusive of any other rights, by indemnification or otherwise, to which a director may be entitled under the charter, the bylaws, a resolution of stockholders of directors, an agreement or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.
(h)Reimbursement of director’s expenses incurred while appearing as witness.—This section does not limit the corporation’s power to pay or reimburse expenses incurred by a director in connection with an appearance as a witness in a proceeding at a time when the director has not been made a named defendant or respondent in the proceeding.
(i)Director’s service to employee benefit plan.—For purposes of this section:
(1)The corporation shall be deemed to have requested a director to serve an employee benefit plan where the performance of the director’s duties to the corporation also imposes duties on, or otherwise involves services by, the director to the plan or participants or beneficiaries of the plan:
(2)Excise taxes assessed on a director with respect to an employee benefit plan pursuant to applicable law shall be deemed fines; and
(3)Action taken or omitted by the director with respect to an employee benefit plan in the performance of the director’s duties for a purpose reasonably believed by the director to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the corporation.
(j)Officer, employee or agent.—Unless limited by the charter:
(1)An officer of the corporation shall be indemnified as and to the extent provided in subsection (d) of this section for a director and shall be entitled, to the same extent as a director, to seek indemnification pursuant to the provisions of subsection (d) of this section;
(2)A corporation may indemnify and advance expenses to an officer, employee, or agent of the corporation to the same extent that it may indemnify directors under this section; and
(3)A corporation, in addition, may indemnify and advance expenses to an officer, employee, or agent who is not a director to such further extent, consistent with law, as may be provided by its charter, bylaws, general or specific action of its board of directors or contract.
(k)Insurance or similar protection.— (1) A corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan against any liability asserted against and incurred by such person in any such capacity or arising out of such person’s position, whether or not the corporation would have the power to indemnify against liability under the provisions of this section.
(1)A corporation may provide similar protection, including a trust fund, letter of credit, or surety bond, not inconsistent with this section.
(2)The insurance or similar protection may be provided by a subsidiary or an affiliate of the corporation.
(l)Report of indemnification to stockholders.—Any indemnification of, or advance of expenses to, a director in accordance with this section, if arising out of a proceeding by or in the right of the corporation, shall be reported in writing to the stockholders with the notice of the next stockholders’ meeting or prior to the meeting.

ITEM 21.    Exhibits and Financial Statement Schedules
(a) Exhibits

Exhibit No.	Description
3.1	Certificate of Incorporation of the Company, as amended through May 16, 2016 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 17, 2016).
3.2	Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on December 18, 2017).
4.1	Indenture dated as of September 30, 2024 between Eagle Bancorp, Inc., as issuer, and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.1 to Eagle Bancorp, Inc.’s Quarterly Report on Form 10-Q filed with the SEC on November 7, 2024).
4.2	Form of 10.00% Senior Notes due 2029 (included in Exhibit 4.1).
4.3	Registration Rights Agreement, dated as of September 30, 2024, between Eagle Bancorp, Inc. and the purchasers of the Senior Notes (incorporated by reference to Exhibit 4.3 of Eagle Bancorp, Inc.’s Quarterly Report on Form 10-Q filed with the SEC on November 7, 2024).
4.4	Form of 10.00% Senior Notes due 2029 (Exchange Notes).
5.1	Opinion of Scott Bernstein.
5.2	Opinion of Sullivan & Cromwell LLP.
21	Subsidiaries of Eagle Bancorp, Inc. (incorporated by reference to Exhibit 21 of Eagle Bancorp, Inc.'s Annual Report filed on February 29, 2024).
23.1	Consent of Crowe LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Scott Bernstein (included in Exhibit 5.1).
23.3	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.2).
24.1	Power of Attorney (included on the signature page).
25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of Wilmington Trust, N.A., as trustee under the Indenture.
99.1	Form of Letter of Transmittal.
107	Filing Fee Table.

ITEM 22.    Undertakings
The undersigned Registrant hereby undertakes:
II-1

(1)     To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:
(a)     To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(b)     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(c)     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
(2)     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)     That, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(5)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(6)     The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
II-1

(7)     The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

II-2

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on November 8, 2024.

EAGLE BANCORP, INC.

By:	/s/ Susan G. Riel
Name: Susan G. Riel
Title: President and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Susan G. Riel and Paul Saltzman, and each of them severally, his or her true and lawful attorney-in-fact with power of substitution and resubstitution to do any and all things and to sign in his or her name, place and stead, in any and all capacities, this Registration Statement on Form S-4 and any and all amendments thereto (including post-effective amendments), and any other documents in connection therewith, and to file the same with the Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and things requisite and necessary to be done as fully for all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents, each acting alone, and his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Matthew D. Brockwell Matthew D. Brockwell	Director	November 8, 2024

/s/ Steven Freidkin Steven Freidkin	Director	November 8, 2024

/s/ Theresa G. LaPlaca Theresa G. LaPlaca	Director	November 8, 2024

/s/ Leslie Ludwig Leslie Ludwig	Director	November 8, 2024
/s/ Louis P. Matthews Jr. Louis P. Mathews Jr.	Director	November 8, 2024

/s/ Eric R. Newell Eric R. Newell	Executive Vice President and Chief Financial Officer of Eagle (Principal Financial and Accounting Officer)	November 8, 2024

/s/ Norman R. Pozez Norman R. Pozez	Executive Chairman of Eagle	November 8, 2024

/s/ Kathy A. Raffa Kathy A. Raffa	Director	November 8, 2024

/s/ Susan G. Riel Susan G. Riel	President and Chief Executive Officer of Eagle (Principal Executive Officer)	November 8, 2024

/s/ James A. Soltesz James A. Soltesz	Director	November 8, 2024

/s/ Benjamin M. Soto Benjamin M. Soto	Director	November 8, 2024